EXHIBIT 10.27








                                CREDIT AGREEMENT


                   -------------------------------------------


                          $10,000,000.00 LINE OF CREDIT

                                  BY AND AMONG


                TRANSMEDIA NETWORK INC., A DELAWARE CORPORATION,

        TRANSMEDIA RESTAURANT COMPANY INC., A DELAWARE CORPORATION, AND

          TMNI INTERNATIONAL INCORPORATED, A DELAWARE CORPORATION, AND

            TRANSMEDIA SERVICE COMPANY INC., A DELAWARE CORPORATION,

                             JOINTLY AND SEVERALLY,

                                       AND

                                  COMERICA BANK



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                            DATED AS OF NOVEMBER 7, 1997


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                                  TABLE OF CONTENTS



ARTICLE I - DEFINITIONS ..................................................1
          1.1 DEFINITIONS.................................................1
          1.2 ACCOUNTING TERMS...........................................10
          1.3 OTHER DEFINITIONAL PROVISIONS..............................10

ARTICLE II - LINE OF CREDIT .............................................10
          2.1 LINE OF CREDIT.............................................10
          2.2 NOTICE AND MANNER OF BORROWING.............................11
          2.3 LINE NOTE..................................................11
          2.4 INTEREST...................................................11
          2.5 PAYMENTS...................................................14
          2.6 MATURITY...................................................14
          2.7 UNUSED LINE FEE............................................14
          2.8 COLLATERAL.................................................14

ARTICLE - III BORROWING BASE ............................................14
          3.1 BORROWING BASE.............................................14

ARTICLE V - COLLATERAL ..................................................15
          4.1 COLLATERAL.................................................15
          4.2 CROSS-DEFAULT..............................................15

ARTICLE VI - CONDITIONS PRECEDENT TO BORROWING...........................16
          5.1 EACH LOAN..................................................16
          5.2 INITIAL LOAN...............................................16

ARTICLE VII - REPRESENTATIONS AND WARRANTIES.............................17
          6.1 CORPORATE EXISTENCE AND POWER..............................17
          6.2 CORPORATE AUTHORITY........................................17
          6.3 FINANCIAL CONDITION........................................17
          6.4 FULL DISCLOSURE............................................18
          6.5 LITIGATION.................................................18
          6.6 PAYMENT OF TAXES...........................................18
          6.7 NO ADVERSE RESTRICTIONS OR DEFAULTS........................18
          6.8 INVESTMENT COMPANY ACT.....................................19
          6.9 AUTHORIZATIONS.............................................19
          6.10 SUBSIDIARIES AND AFFILIATES...............................19
          6.11 TITLE TO PROPERTIES.......................................19
          6.12 USE OF LOANS..............................................20
          6.13 ERISA.....................................................20

ARTICLE VIII - AFFIRMATIVE COVENANTS ....................................20

          7.1 LOAN PROCEEDS..............................................21
          7.2 CORPORATE EXISTENCE........................................21
          7.3 MAINTENANCE OF BUSINESS AND PROPERTIES.....................21
          7.4 INSURANCE..................................................21
          7.5 PAYMENT OF INDEBTEDNESS, TAXES, ETC........................21
          7.6 COMPLIANCE WITH LAWS.......................................22
          7.7 NOTICE OF DEFAULT..........................................22
          7.8 FINANCIAL STATEMENTS, REPORTS, ETC.........................22
          7.9 VISITATION RIGHTS..........................................23
          7.10 NOTICE OF LITIGATION AND OTHER PROCEEDINGS................24
          7.11 ERISA.....................................................24
          7.12 BOOKS AND RECORDS.........................................25
          7.13 OPERATING ACCOUNTS........................................25
          7.14 AUDITS AND EVALUATIONS....................................25
          7.15 TANGIBLE NET WORTH........................................25
          7.16 LIABILITIES TO TANGIBLE NET WORTH.........................25
          7.17 EARNINGS..................................................25

ARTICLE IX - NEGATIVE COVENANTS..........................................26
          8.1 LIMITATION ON LIENS........................................26
          8.2 LIMITATION ON INDEBTEDNESS.................................27
          8.3 GUARANTIES.................................................27
          8.4 DIVIDENDS..................................................27
          8.5 MERGERS, CONSOLIDATIONS AND ACQUISITION OF ASSETS..........28
          8.6 SALE, LEASE. ETC...........................................28
          8.7 INVESTINENTS...............................................28
          8.8 TRANSACTIONS WITH AFFILIATES...............................29
          8.9 LEASE OBLIGATIONS; SALE AND LEASEBACK......................29
          8.10 PURCHASE OF OWN SHARES....................................29
          8.11 BUSINESS OPERATIONS.......................................29
          8.12 LOANS AND ADVANCES........................................29

ARTICLE X - ENVIRONMENTAL................................................29
          9.1 HAZARDOUS AND TOXIC MATERIALS GENERALLY....................29

ARTICLE XI - EVENTS OF DEFAULT ..........................................33
          10.1 EVENTS OF DEFAULT.........................................33

ARTICLE XII - MISCELLANEOUS .............................................36
          11.1 NO WAIVER, REMEDIES CUMULATIVE............................36
          11.2 SURVIVAL OF REPRESENTATIONS...............................36
          11.3 EXPENSES..................................................36
          11.4 NOTICES...................................................36
          11.5 CONSTRUCTION..............................................37
          11.6 SUCCESSORS AND ASSIGNS....................................37
          11.7 JURISDICTION, SERVICE OF PROCESS..........................37

          11.8 LIMIT ON INTEREST.........................................38
          11.9 PAYMENT ON OTHER THAN BUSINESS DAY........................38
          11.10 NET PAYMENTS.............................................38
          11.11 ADDITIONAL COSTS.........................................39
          11.12 INDEMNIFICATION OF LENDER................................39
          11.13 COUNTERPARTS.............................................39
          11.14 HEADINGS.................................................40
          11.15 SEVERABILITY.............................................40
          11.16 COURSE OF DEALING: AMENDMENT: SUPPLEMENTAL AGREEMENTS....40
          11.17 DIRECT DEBIT.............................................40
          11.18 RIGHT OF SET-OFF.........................................40
          11.19 WAIVER OF JURY TRIAL.....................................41

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of November 7, 1997 (the "Agreement"), is by and among TRANSMEDIA NETWORK INC., a Delaware corporation, TRANSMEDIA RESTAURANT COMPANY INC., a Delaware corporation, TMNI INTERNATIONAL INCORPORATED, a Delaware corporation, and TRANSMEDIA SERVICE COMPANY INC., a Delaware corporation, jointly and severally (collectively and individually, the "Borrower"), and COMERICA BANK (the "Lender").


                                    RECITALS

         A. The Borrower has requested Lender to provide to the Borrower a line of credit as set forth herein.

         B. The Lender is willing to provide a line of credit to the Borrower for the purposes, upon the terms, and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration, it is agreed as follows:

                             ARTICLE I - DEFINITIONS

         1.1 DEFINITIONS.

                   In addition to terms defined elsewhere in this Agreement, the following terms have the meanings indicated, which meanings shall be equally applicable to both the singular and the plural forms of such terms:

         "ACCOUNTS OR ACCOUNTS RECEIVABLE" shall have the meaning ascribed to Account in Section 679.106 of the Florida Statutes and shall include all present and future accounts, General Intangibles, Chattel Paper, Instruments, notes, acceptances, Documents, Rights to Receive, or other rights to payment and all forms of obligations owing at any time to the Borrower, arising in the ordinary course of the Borrower's business, or out of the sale or lease on Inventory or rendition of services, all rights of the Borrower earned or yet to be earned under contracts to sell or lease Inventory or render services and all documents of any kind in respect of any of the foregoing, and all the proceeds thereof, of every kind and nature and in whatsoever form.

         "ADJUSTED LIBOR RATE" means, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Lender to be equal to the quotient obtained by dividing (a) the LIBOR Rate for such LIBOR Rate Loan for such Interest Period by (b) 1 minus the Reserve Requirement for such LIBOR Rate Loan for such Interest Period.

         "AFFILIATE" shall mean any Person which directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with, the Borrower. The term "control" means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" means this Credit Agreement, as the same may from time to time be amended.

         "BORROWER" has the meaning assigned to that term in the introduction to this Agreement.

         "BORROWING" shall mean the drawing down by the Borrower of a loan or loans from the Lender on any given Borrowing Date.

         "BORROWING BASE" has the meaning assigned to that term in Article III of this Agreement.

         "BORROWING DATE" shall mean the date as of which a Borrowing is consummated.

         "BUSINESS DAY" shall mean a day on which commercial banks are open for business in Fort Lauderdale, Florida.

         "CAPITALIZED LEASE OBLIGATIONS" shall mean, as to any Person, the obligations of such Person, as lessee or guarantor, to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of the Person under generally accepted accounting principles.

         "CARDMEMBER AGREEMENTS" shall mean all of the agreements between Borrower or any of its Affiliates and any Person which authorizes Borrower or any of its Affiliates, or their assigns, to recover payment from the Cardmembers' Credit Card Accounts in connection with food and beverages purchased by such Person at Restaurants.

         "CARDMEMBERS" shall mean Persons, other than Borrower, who are parties to Cardmember Agreements.

         "CARDMEMBERS' CREDIT CARD ACCOUNTS" shall mean the Cardmembers' VisaCard, MasterCard, Discover Card and American Express Card accounts which have been specified by the Cardmembers as the accounts to be charged when the Cardmembers use their Transmedia Credit Cards to purchase meals.

         "CHATTEL PAPER" shall have the meaning ascribed to said term in Section
679.105 of the Florida Statutes.

         "CLOSING DATE" shall mean as of November 7, 1997.

         "CODE" shall mean the Internal Revenue Code of 1986, as the same may be from time to time hereafter modified or amended.

         "COLLATERAL" has the meaning assigned to that term in Section 4.1 hereof.

         "CONTRACT" shall mean, with respect to a Restaurant, an agreement governing the purchase of Meals and Credits between the Borrower and such Restaurant, and any agreement with any other Person guaranteeing such agreement, which satisfies the Eligibility Criteria.

         "CREDITS" shall mean all rights to receive Meal credits under a Contract.

         "DEFAULT" means any event which, with the lapse of time, the giving of notice, or both, would become an Event of Default.

         "DEFAULT RATE" shall mean, for the period commencing on the date of the occurrence of an Event of Default and terminating on the date the Event of Default is cured, or waived as determined by Lender in its sole discretion, the Prime Rate plus five percent (5%).

         "DOCUMENTS" shall have the meaning ascribed to said term in Section
679.105 of the Florida Statutes and shall include all bills of lading, airway bills, dock warrants, dock receipts, warehouse receipts or orders for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

         "DOLLARS" OR "$" shall mean dollars in lawful currency of the United States of America.

         "ELIGIBILITY CRITERIA" shall mean with respect to any Contract that as of its Purchase Date satisfies each of the following criteria:

                  (1) as to a Contract, each of the Credits, the rights under the Contracts and the rights under the Cardmembers' Credit Card Accounts to authorize charges and recover payments from Cardmembers' Credit Card Accounts in connection with the purchase of Meals by a Cardmember from a Restaurant, rights in and to security agreements securing or otherwise relating to any of the foregoing, and the trade names, service marks and trademarks constitute an "account" or "general intangible" within the meaning of Section 9-106 of the UCC as in effect in the state of Florida;

                  (2) as to a Contract, it is the legal, valid and binding obligation of a Restaurant which is not the subject of any proceedings under the Bankruptcy

         Code, any insolvency law or any other law for the relief of debtors or for the custody of the property of incompetents;

                  (3) it does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and as to a Contract, none of the parties thereto are in violation of any such laws, rules or regulations in any material respect to such Contract;

                  (4) it has not or should not have been written off as uncollectible in accordance with the restaurant guidelines established by Borrower;

                  (5) as to a Contract, it has been duly authorized and is in full force and effect and constitutes the legal, valid and binding obligation of the Restaurant, enforceable against such Restaurant in accordance with its terms and is not subject to any material dispute, offset, counterclaim or defense whatsoever;

                  (6) as to a Contract, it was originated by the Borrower in the ordinary course of business and satisfies all requirements of Borrower's internal restaurant guidelines, whether written or otherwise, and the requirements for Contracts in effect on the date of purchase of such Contract, and the Restaurant thereunder satisfies all the then current requirements of the restaurant guidelines;

                  (7) the Restaurant which is a party to the underlying Contract is (i) a United States Person (and the books and records relating to such Contract of such Restaurant are located in the United States),
         (ii) not the United States, a State or any instrumentality thereof, and
         (iii) not an Affiliate (other than employees who are not officers or directors of Borrower);

                  (8) no part of the right to payment for goods sold or leased as represented by such Contract is evidenced by a negotiable instrument or other instrument that evidences a right to the payment of money and is not itself a security agreement;

                  (9) as to a Contract, it has been entered into with a Restaurant that is not in bankruptcy or otherwise in default under the related Contract;

                  (10) as to a Contract, the Contract has not been amended, altered or modified in any material respect and no provision of such Contract has been waived;

                  (11) except in accordance with the applicable restaurant guidelines, no outstanding obligation arising under it or any underlying Contract has been released, in whole or in part; no outstanding obligation under any of it or any underlying Contract has been satisfied, canceled or subordinated, in whole or in part, or rescinded, and no security granted with respect thereto has been released, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

                  (12) as to a Contract, it is substantially in the form included as Exhibit A;

                  (13) as to a Contract, the Borrower has no knowledge that the obligations of the Restaurant under the Contract will not be satisfied in full;

                  (14) as to each Cardmember Agreement, it is in full force and effect and constitutes the legal, valid and binding obligation of the Cardmember, enforceable against such Cardmember in accordance with its terms and is not subject to any material dispute, offset, counterclaim or defense whatsoever.

         "ELIGIBLE RIGHTS TO RECEIVE" shall mean the net amount of Rights to Receive outstanding after eliminating from the aggregate amount of outstanding Rights to Receive: (i) all payments, adjustments, offsets and credits applicable to Rights to Receive; (ii) all Rights to Receive which remain unused more than three hundred sixty-five (365) days past the Purchase Date thereof; (iii) all Rights to Receive arising from Contracts with any Affiliate; (iv) all Rights to Receive which are considered by Lender to be uncollectible because Lender has determined, in its reasonable discretion, that the Restaurant which gives rise to such Rights to Receive is not creditworthy or is insolvent; (v) all Rights to Receive payable by a Restaurant from which an account payable owing from Borrower to the Restaurant exists; and (vi) all Rights to Receive which have been transferred, sold, or exchanged by Borrower, or which are subject to a Lien other than in favor of Lender.

         "EQUIPMENT" shall have the meaning ascribed to said term in Section
679.109 of the Florida Statutes and shall include all of the Borrower's goods, machinery, equipment, fixed assets, rolling stock, fixtures, furniture, office equipment, tools, parts and other items of personal property of every kind and description, now owned or hereafter acquired by the Borrower, wheresoever located, together with all additions, attachments, accessions, parts, replacements and substitutions thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended.

         "EVENT OF DEFAULT" has the meaning assigned to that term in Section
10.1 hereof.

         "GENERAL INTANGIBLES" shall have the meaning ascribed to said term in
Section 679.106 of the Florida Statutes and shall include, without limitation, any personal property other than goods, Accounts, Inventory, Equipment, Chattel Paper and Instruments, .including all franchises, licenses, leases and subleases whereby Borrower leases to another any of Borrower's Inventory or Equipment, Contracts, Cardmember Agreements, Rights to Receive, permits and authorizations of governmental agencies and others, tradenames, trademarks, service marks, patents, copyrights, intellectual property and all other intangible property of the Borrower.

         "GUARANTY" shall mean, as to any Person, all liabilities or obligations of such Person in respect of any Indebtedness or other obligations of others guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed, directly or indirectly, by such Person through an agreement, contingent or otherwise, to purchase such Indebtedness or obligation, or to purchase or sell property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of the Indebtedness or obligation or to assure the owner of such Indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor, or otherwise.

         "INDEBTEDNESS" of any Person shall mean (a) all indebtedness for borrowed money or for the deferred purchase price of any property (other than accounts payable to trade creditors under customary trade credit terms) or services for which the Person is liable as principal, (b) all indebtedness (excluding unaccrued finance charges) secured by a Lien on property owned or being purchased by the Person, whether or not such indebtedness shall have been assumed by the Person, (c) all Capitalized Lease Obligations (excluding unaccrued finance charges) of the Person, (d) any arrangement (commonly described as a sale-and-leaseback transaction) with any financial institution or other lender or investor providing for the leasing to the Person of property which at the time has been or is to be sold or transferred by the Person to the lender or investor, or which has been or is being acquired from another Person by the lender or investor for the purpose of leasing the property to the Person, and (e) all obligations of partnerships or joint ventures in respect of which the Person is primarily or secondarily liable as a partner or joint venturer or otherwise (provided that in any event for purposes of determining the amount of the Indebtedness, the full amount of such obligations, without giving effect to the contingent liability or contributions of other participants in the partnership or joint venture, shall be included to the extent such Person is liable therefor).

         "INSTRUMENTS" shall have the meaning ascribed to said term in Section
679.105 of the Florida Statutes.

         "INTEREST PERIOD" shall mean a LIBOR Rate Interest Period, as said terms are defined in Section 2.4(e) of this Agreement.

         "INVENTORY" shall mean all goods, merchandise and other personal property now owned or hereafter acquired by Borrower, wheresoever located, which are held for sale or lease or are furnished under a contract of service or are raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's business, in all of its forms, together with all Inventory in transit, repossessed or returned Inventory and all Documents of title representing the Inventory, and all accessions thereto and products thereof.

         "INVESTMENTS" shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person, all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any investment in other Persons, including partnerships or joint ventures.

         "LENDER" has the meaning assigned to that term in the introduction to this Agreement.

         "LIBOR RATE" means, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, in amounts comparable to such LIBOR Rate Loan. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "LIABILITIES" shall mean, at the time any determination thereof is to be made, the aggregate amount of all liabilities of the Borrower determined in accordance with generally accepted accounting principles, including without limitation the contingent obligation of the Borrower to reimburse amounts outstanding under any letters of credit or under other similar facilities, and excluding Secured Non-Recourse Debt.

         "LIEN" shall mean a mortgage, pledge, lien, security interest or other charge or encumbrance or any segregation of assets or revenues or other preferential arrangement (whether or not constituting a security interest) with respect to any present or future assets, including fixtures, revenues, or rights to the receipt of income of the Person referred to in the context in which the term is used.

         "LINE NOTE" has the meaning assigned to that term in Section 2.3 of this Agreement.

         "LINE OF CREDIT" shall mean the Line of Credit Loan or Line of Credit Loans to the Borrower outstanding at any one time in an aggregate principal amount not to exceed the lesser of Ten Million Dollars ($ 10,000,000.00) or the Borrowing Base.

         "LINE OF CREDIT LOAN" and "LINE OF CREDIT LOANS" shall mean the principal amount and the aggregate principal amount, respectively, advanced by the Lender as a Loan or Loans to the Borrower under Section 2.1 (a) hereof, or, where the context requires, the amount thereof then outstanding.

         "LINE OF CREDIT MATURITY DATE" shall mean the date the Line of Credit will mature, which for the purposes of this Agreement shall be February 1, 1999, and if this date is not a Business Day, the next succeeding Business Day.

         "LOAN" or "LOANS" shall mean the principal amount and the aggregate principal amount, respectively, advanced by the Lender as a loan or loans to the Borrower under Article II hereof, or, where the context so requires, the amount thereof then outstanding or any portion thereof.

         "MEALS" shall mean all rights to receive food and beverages under a Contract.

         "PERMITTED LIENS" has the meaning assigned to that term in Section 8.1 hereof.

         "PERSON" shall mean any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, partnership or government, or any agency or political subdivision of any government.

         "PLAN" shall mean any employee benefit plan which is subject to the provisions of Title IV of ERISA and which is maintained in whole or in part for employees of the Borrower or any of its Subsidiaries.

         "PRIME RATE" shall mean the index rate of interest (but not necessarily the best or lowest rate charged borrowing customers of Lender) published or announced by Lender from time to time as its prime rate. Said rate is a reference rate for the information and use of Lender in establishing the actual rates to be charged to its borrowers. The Prime Rate may be determined on a daily basis with any change in the Prime Rate to be effective on the date of any such change.

         "PURCHASE AGREEMENT" shall mean that certain Purchase Agreement dated as of December 1, 1996, by and among Transmedia Network Inc., Transmedia Restaurant Company Inc., Transmedia Service Company Inc., and TNI Funding I, Inc.

         "PURCHASE DATE" shall mean the day on which the Borrower funds a Contract.

         "RELATED DOCUMENTS" shall mean the Line Note, the Security Agreement, UCC-ls, and all other documents and statements described in the Closing Documents List attached hereto as Exhibit B to which the Borrower is a party.

         "RENTALS" of any Person shall mean, as of any date, the aggregate amount of the obligations and liabilities (including future obligations and liabilities not yet due and payable) of such Person to make payments under all leases, subleases and similar arrangements for the use of real, personal or mixed property, together with Capitalized Lease Obligations.

         "RESERVE REQUIREMENT" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against LIBOR Rate Loans ("Eurocurrency Liabilities", as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted LIBOR Rate is to be determined, or (b) any category of extensions of credit or other assets which include LIBOR Rate Loans. The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         "RESTAURANT" shall mean, with respect to any Contract, the Person or Persons obligated to provide Credits or make payments with respect to such Contract, including any guarantor thereof.

         "RIGHTS TO RECEIVE" shall mean food and beverage Credits due to Borrower from Restaurants pursuant to a Contract.

         "SECURED NON-RECOURSE DEBT" shall mean the Thirty-Three Million Dollar ($33,000,000.00) debt described in the Purchase Agreement.

         "SECURITIZED RIGHTS TO RECEIVE" shall mean the Rights to Receive sold pursuant to the terms of the Purchase Agreement.

         "SUBSIDIARY" shall mean any Person in which the Borrower may own, directly or indirectly, an equity interest of more than fifty percent (50%), or which may effectively be controlled by the Borrower, during the term of this Agreement, as well as all Subsidiaries and other Persons form time to time included in the consolidated financial statements of the Borrower.

         "TANGIBLE NET WORTH" shall mean, at the time any determination thereof is to be made, (i) the aggregate amount of all assets of Borrower, as may be properly classified as such, other than all capitalized organizational and development costs, capitalized interest, debt discount and expense, goodwill, patents and trademarks, copyrights, franchises, licenses, amounts due from officers, directors, stockholders and Affiliates (other than consolidated Subsidiaries), amounts due from employees, and other assets as are properly classified as intangible assets under generally accepted accounting principles, plus (ii) Secured Non-Recourse Debt (up to a maximum of Thirty-Three Million Dollars ($33,000,000.00)), less (iii) the aggregate amount of all Liabilities of Borrower, and less (iv) Securitized Rights to Receive (up to a maximum of Thirty-Three Million Dollars ($33,000,000.00)), all as determined in accordance with generally accepted accounting principles applied on a consistent basis.

         "TERMINATION EVENT" shall mean a "reportable event" as defined in
Section 4043(b) of ERISA or the filing of a notice of intent to terminate under
Section 4041 of ERISA.

         1.2 ACCOUNTING TERMS.

         Accounting terms not specifically defined in this Agreement shall have the meaning given to them under accounting principles and practices generally accepted in the United States, applied on a consistent basis with the financial statements referred to in Section 7.8 hereof, and shall be determined both as to classification of items and amounts in accordance therewith. All Subsidiaries shall be consolidated to the fullest extent permitted by such principles and practices, and any accounting terms, financial covenants and financial statements referred to herein shall be determined and prepared on the basis of such consolidation.

         1.3 OTHER DEFINITIONAL PROVISIONS.

         The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection and exhibit references refer to this Agreement unless otherwise specified.

                           ARTICLE II - LINE OF CREDIT

         2.1 LINE OF CREDIT.

         (a) The Lender agrees, subject to the terms and conditions of this Agreement, to make Line of Credit Loans in United States Dollars to the Borrower for a period terminating on the earlier of the Line of Credit Maturity Date or the termination in full of the Line of Credit pursuant to Article X hereof, at such times and in such amounts as the Borrower shall request in accordance with the provisions of this Agreement, provided that the aggregate principal amount of the Line of Credit Loans outstanding at any one time shall not exceed the then current available Line of Credit. Within the limits of the Line of Credit, and subject to the provisions of this Agreement, the Borrower may borrow, repay, and reborrow from time to time for a period from the date hereof to and including the earlier of the Line of Credit Maturity Date or the termination in full of the Line of Credit of the Lender pursuant to Article X hereof. Borrower may request in writing (i) a full or partial termination of the Line of Credit which remains unfunded, in minimum increments of One Million Dollars ($1,000,000.00), provided that no Default or Event of Default has occurred or is continuing, and (ii) a termination in full of the Line of Credit provided that such notice is accompanied by payment of an amount equal to all amounts owing to the Lender hereunder.

         (b) Any Loan made under this Article II and, to the extent permitted by law, interest thereon, which is not paid when due (whether at stated maturity, by acceleration, or otherwise), after giving effect to any applicable cure period, shall bear interest at the Default Rate (computed on the actual number of days elapsed over a 360-day year).

         2.2 NOTICE AND MANNER OF BORROWING.

         (a) Borrower shall give written notice (or telephonic notice, promptly confirmed in writing) to the Lender in the form of Exhibit C attached hereto prior to 1:00 p.m., Fort Lauderdale, Florida time, on each proposed Borrowing Date.

         (b) Each Borrowing under this Article II shall be made at the office of the Lender, at its address as set forth opposite its signature at the end of this Agreement, by crediting the Borrower's general deposit account with the Lender in the amount thereof.

         2.3 LINE NOTE.

         (a) The Line of Credit Loans made by the Lender under this Article II shall be evidenced by, and repaid with interest in accordance with, a single promissory note of the Borrower substantially in the form of Exhibit D attached hereto and made a part hereof, with appropriate insertions, in the amount of the Line of Credit, dated the Closing Date and payable to the order of the Lender (the "Line Note").

         (b) Each Line of Credit Loan evidenced by the Line Note and all prepayments of the principal thereof shall be evidenced by the records of the Lender or otherwise duly evidenced in the records of the Lender.

         (c) Although the stated amount of the Line Note shall be equal to the Line of Credit, the Line Note shall be enforceable, with respect to the Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Line of Credit at the time evidenced thereby. Interest on the Line Note shall be payable on, and only for the period during which, the principal amount of the Loan evidenced thereby is outstanding.

         2.4 INTEREST.

         (a) Subject to the LIBOR Option set forth in Section 2.4(e) below, the principal balance outstanding from time to time under the Line Note shall bear interest at a fluctuating rate per annum equal to the Prime Rate, such rate to be adjusted on any day of the month on which any change in the Prime Rate becomes effective.

         (b) Interest on the principal balance from time to time outstanding under the Line Note, which is not subject to the LIBOR Option set forth in
Section 2.4(e) below, shall be due and payable monthly on the first (1st) day of each month commencing the first (1st) day of the first (1st) month following the Borrowing of a Line of Credit Loan. If such payment day is not a Business Day, the Business Day immediately following such date shall be the date on which interest shall be due and payable. Interest under the Line Note shall be charged only on the Line of Credit Loans advanced and shall be computed from the date of such advance to the date of repayment.

         (c) All interest under the Line Note shall be computed on a daily basis, based on a 360-day year. In no event shall interest be due at a rate in excess of the highest lawful rate in effect from time to time. It is not the intention of the parties hereto to make any agreement which shall be violative of the laws of the State of Florida or the United States of America relating to usury. In no event shall Borrower pay or Lender accept or charge any interest which, together with any other charges upon the principal or any portion thereof, howsoever computed, after taking into account any requirement for commitment and facility fees, shall exceed the maximum lawful rate of interest allowable under the laws of the State of Florida or the United States of America from time to time. Should any provision of this Agreement or any existing or further Line Note, loan agreements or any other agreements between the parties be construed to require the payment of interest which, together with any other charges upon the principal or any portion thereof, after taking into account any requirement for commitment and facility fees, shall exceed such maximum lawfu1 rate of interest, then any such excess shall be applied against the remaining principal balance.

         (d) Any principal and, to the extent permitted by law, interest which is not paid when due under the Line Note (whether at stated maturity, by acceleration or otherwise) shall bear interest at a rate per annum (computed as aforesaid) equal to the Default Rate.

         (e) So long as no default exists under this Agreement, Borrower may elect to fix the interest rate applicable to not more than two (2) tranches of the Line of Credit (each tranche shall be for a minimum of One Million Dollars ($1,000,000.00), or any integral multiple of Fifty Thousand Dollars ($50,000.00), at a fixed rate per annum equal to two hundred seventy-five (275) basis points in excess of the Adjusted LIBOR Rate for periods (each an "Interest Period"), of thirty (30) days, sixty (60) days or ninety (90) days, but in any event not to exceed the Line of Credit Maturity Date (the "LIBOR Option"). Interest on Loans to which a LIBOR Option applies shall be due and payable on the last day of each LIBOR Interest Period.

         In the event Borrower has selected the LIBOR Option with respect to the initial funding or any Interest Period, such selection shall be subject to the following terms and conditions:

                  (i) If, at any time, Lender shall have determined (which determination shall be final and conclusive and binding on the parties hereto provided Lender has made such determination in good faith) that, as a result of any change in any applicable law or governmental (federal, state or local, domestic or foreign) rule, regulation or order or any interpretation thereof (including without limitation, the introduction of any new or revised law or governmental rule, regulation or order) or its compliance with any directive or request of any central bank or other governmental authority (whether or not having the force of law), the cost to Lender of making, funding or maintaining the portion of the Line of Credit which then is subject to one or more LIBOR Options (the "LIBOR Loan") has increased from its cost at the time of the commencement of the relevant Interest Period, then Lender shall promptly so notify Borrower thereof by telephone (confirmed in writing) and Borrower shall pay to Lender within thirty (30) days an amount sufficient to indemnify Lender against such increased cost.

                  (ii) In the event that, at any time, Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon the parties hereto) that it has become unlawful for Lender to obtain funds in the relevant offshore interbank markets in order to make or maintain its LIBOR Loan, Lender shall promptly give notice to Borrower by telephone (confirmed in writing) of that determination, whereupon the Prime Rate shall be in effect for the duration of the pending Interest Periods with respect to the LIBOR Loan.

                  (iii) If, on or before the date of commencement of any Interest Period, Lender shall have determined (which determination shall be final, conclusive and binding on all the parties hereto) that
         (1) deposits in Dollars in amounts equal to the portion of the Line of Credit to be subject to the LIBOR Option for that Interest Period are not being offered to Lender in the relevant markets, or (2) by reason of changes affecting the relevant markets, the LIBOR Option to be in effect for that period will not adequately and fairly reflect the cost to Lender of maintaining the LIBOR Loan for that period, Lender shall promptly so notify Borrower by telephone (confirmed in writing) whereupon the Prime Rate shall be in effect for that period with respect to the LIBOR Loan;

                  (iv) Borrower shall compensate Lender within thirty (30) days of the written request of Lender (which shall set forth in reasonable detail the basis for requesting such compensation) for all reasonable losses, expenses and liabilities (including without limitation, any interest paid by Lender to lenders of funds borrowed by it to carry its LIBOR Loan during any Interest Period and for any loss sustained by Lender in connection with the re-employment of such funds) which Lender may sustain: (i) as a result of Borrower's failure to borrow funds which had been committed by Lender in advance, at Borrower's request; or (ii) as a result of Borrower's prepayment of any outstanding LIBOR Loan.

                  (v) In the event Lender shall have determined (which determination shall be binding and conclusive on Borrower) that, by reason of circumstances affecting the relevant markets for the LIBOR Option, adequate and reasonable means do not exist for ascertaining the LIBOR Option with respect to (a) the continuation of the LIBOR Option then in existence pursuant to a prior request of Borrower, or (b) any request by Borrower to change the Prime Rate then in existence, to the LIBOR Option, Lender shall promptly notify Borrower by telephone (confirmed in writing) of such determination. Upon receipt of such notice, the Prime Rate shall be in effect until Lender notifies Borrower that it may resume selection of the LIBOR Option.

                  (vi) In any case where Borrower may select an interest rate option and fails or neglects to do so, or upon expiration of an Interest Period, then the Prime Rate shall apply.

         2.5 PAYMENTS.

         All payments of principal and interest under the Line Note shall be to the Lender at its address as set forth opposite its signature at the end of this Agreement, in immediately available funds.

         2.6 MATURITY.

         All principal under the Line Note, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Line of Credit Maturity Date, unless due and payable sooner pursuant to the terms of this Agreement.

         2.7 UNUSED LINE FEE.

         A quarterly fee equal to one eighth percent (1/8%) per annum on the average daily unused portion of the Line of Credit (the "Unused Fee") shall be payable by Borrower to Lender. The Unused Fee shall be computed quarterly and shall be due and payable in arrears on the fifteenth (1 5th) day of each calendar quarter.

         2.8 COLLATERAL.

         All obligations of the Borrower under the Line of Credit shall be secured by the Collateral in accordance with the provisions of Section 4.1 of this Agreement.

                          ARTICLE III - BORROWING BASE

         3.1 BORROWING BASE.

         Notwithstanding anything contained in this Agreement to the contrary, Borrower shall not be entitled to request a Line of Credit Loan if the amount of the requested

Line of Credit Loan, when added to the then current principal sum of Line of Credit Loans outstanding would cause the same to exceed the lesser of: (A) Ten Million Dollars ($ 10,000,000.00), or (B) the sum of: (i) eighty percent (80%) of Eligible Rights to Receive which remain unused up to Two Hundred Forty (240) days past the Purchase Date, plus (ii) seventy percent (70%) of Eligible Rights to Receive which remain unused more than Two Hundred Forty (240) days but not more than Three Hundred Sixty-five (365) days past the Purchase Date (the "Borrowing Base"); provided, however, in no event shall more than sixty percent (60%) of the Borrowing Base be comprised of Eligible Rights to Receive which remain unused more than Two Hundred Forty (240) days past the Purchase Date. If at any time the principal balance outstanding on the Line of Credit exceeds the Borrowing Base, Borrower shall immediately pay to the Lender an amount equal to such excess, with failure to do so constituting an Event of Default under this Agreement. All the foregoing shall be calculated in accordance with a Borrowing Base Certificate (the "Borrowing Base Certificate") attached hereto and made a part hereof as Exhibit E, which shall be submitted to Lender on a monthly basis within ten (10) days after the end of each month and which shall contain such information related to the Borrowing Base as deemed necessary by Lender or as may be subsequently specified by Lender.

                             ARTICLE IV - COLLATERAL

         4.1 COLLATERAL.

         Upon the occurrence of an Event of Default, and at any time thereafter, the security interests provided for below and in the Security Agreement shall attach to the Collateral upon written notice from Lender that the security interests have attached to the Collateral and Lender has filed WCC-1 financing statements with respect thereto. Borrower agrees that it will execute a security agreement in favor of Lender (the "Security Agreement") and WCC-1 financing statements in favor of Lender (the "UCC-ls"), in form and substance acceptable to Lender, granting to Lender a first priority perfected security interest subject to no other liens or encumbrances except as may be set forth in the Security Agreement or this Agreement, in the following, together with the proceeds and products thereof: (i) all Borrower's presently existing and hereafter created Accounts or Accounts Receivable; (ii) all its presently owned and hereafter acquired Inventory; (iii) all its presently owned and hereafter acquired Equipment, and (iv) all of its presently owned and hereafter acquired Chattel Paper, Documents, Instruments and General Intangibles, as said terms are defined herein and in Chapter 679 of the Florida Statutes.

All of the above-described collateral is hereinafter referred to as the "Collateral."

         4.2 CROSS-DEFAULT.

         Any Default in the terms and conditions of any agreement or agreements (including this Agreement) executed in connection with the Borrowings hereunder or in connection with any Indebtedness of Borrower to Lender, shall constitute a Default hereunder and under all such agreements.

                  ARTICLE V - CONDITIONS PRECEDENT TO BORROWING

         The Lender shall not be obligated to make any Loan to the Borrower hereunder unless the following conditions precedent shall have been satisfied in the sole opinion of the Lender:

         5.1 EACH LOAN.

         The obligation of the Lender to make each Line of Credit Loan pursuant to Article II herein is subject to the condition precedent that the Borrower shall have delivered to the Lender the notice of Borrowing provided for in
Section 2.2 hereof

         5.2 INITIAL LOAN.

         The obligation of the Lender to enter into this Agreement and make the initial Loans pursuant to Article II herein is subject to the following additional conditions precedent, each of which shall have been met or performed by the initial Borrowing Date:

         (a) LINE NOTE. The Line Note, duly executed and completed in the form of Exhibit B, attached hereto and made a part hereof, shall have been delivered to the Lender.

         (b) INSURANCE. Evidence that all of the Borrower's insurable properties are insured as required by Section 7.4 of this Agreement.

         (c) CORPORATE DOCUMENTS. Certified copies of the Articles of Incorporation and Bylaws of each Borrower and all amendments thereto, together with a Certificate of Good Standing of each Borrower and proof of qualification to do business in each jurisdiction in which its business is conducted.

         (d) CERTIFICATION OF NO ADVERSE CHANGE. Evidence or certification from Borrower that, from the date of the latest financial information furnished to Lender by Borrower, there has been no material adverse change in the business or financial condition of Borrower.

         (e) LITIGATION CERTIFICATE. Certification from Borrower that there exists no pending or threatened litigation, the result of which could have a material adverse effect on the business or financial condition of the Borrower.

         (f) RELATED DOCUMENTS. The Borrower shall have delivered to the Lender each of the Related Documents and each of the certificates and other documents described in the Closing Documents List attached hereto as Exhibit B and made a part hereof.

         (g) COMMITMENT FEE. The Borrower shall have paid the Lender a fully earned and non-refundable commitment fee in the amount of Seventeen Thousand Five Hundred Dollars ($17,500.00) in connection with the Loan.

                   ARTICLE VI - REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Agreement and to make the Loans provided for herein, the Borrower makes the following representations and warranties to the Lender, all of which shall survive the execution and delivery of this Agreement and the Line Note:

         6.1 CORPORATE EXISTENCE AND POWER.

         The Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified or licensed to transact business in all places where such qualification or license is necessary. The Borrower has the corporate power to make and perform this Agreement and the applicable Related Documents, and this Agreement and the applicable Related Documents, when duly executed and delivered for value will, constitute the legal, valid and binding obligations of the Borrower enforceable substantially in accordance with their respective terms, except as the same may be limited by bankruptcy, reorganization or other laws affecting creditors' rights generally.

         6.2 CORPORATE AUTHORITY.

         The making and performance by the Borrower of this Agreement and the applicable Related Documents, and any additional documents contemplated to be executed in connection herewith have been duly authorized by all necessary corporate action of the Borrower, and do not and will not violate any provision of law or regulation, or any writ, order, or decree of any court, governmental commission, bureau, or other administrative agency or public regulatory body or regulatory authority or agency or any provision of the articles or certificate of incorporation or Bylaws of the Borrower, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien, charge or encumbrance upon any property or assets of the Borrower pursuant to, any instrument or agreement to which the Borrower is a party or by which the Borrower or its respective properties may be bound or affected.

         6.3 Financial Condition.

         The consolidated balance sheets dated June 30, 1997 of Transmedia Network Inc. heretofore furnished to the Lender, were prepared in accordance with generally accepted accounting principles consistently applied, are complete and correct and fairly present the financial condition of the Borrower as of those dates and the results of its operations for the periods ending on those dates, respectively. Other than as disclosed by those financial statements or as listed on Schedule II hereto, the Borrower did not have any direct or contingent obligations or liabilities which have a materially adverse effect on the financial position of the Borrower, or any material unrealized or anticipated losses from any commitments of the Borrower. From the date of delivery of the most recent balance sheet, there has been no material adverse change in the business or financial condition of the Borrower.

         6.4 FULL DISCLOSURE.

         The financial statements referred to in Section 6.3 do not, nor does this Agreement, or any written statement furnished by the Borrower to the Lender in connection with the negotiation of this Agreement and the Loans, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading.

         6.5 LITIGATION.

         There are no suits or proceedings pending, or to the knowledge of the Borrower, threatened before any court or by or before any governmental or regulatory authority, commission, bureau, or agency or public regulatory body against or affecting the Borrower which, if adversely determined, would have a materially adverse effect on the business or financial condition of the Borrower.

         6.6 PAYMENT OF TAXES.

         The Borrower has filed or caused to be filed, or has obtained extensions to file all federal, state, and local tax returns which are required to be filed, and has paid or caused to be paid, or has reserved on its books amounts sufficient for the payment of, all taxes as shown on said returns or on any assessment received by it, to the extent that the taxes have become due, except as otherwise permitted by the provisions hereof. No tax liens have been filed and the Borrower has not been notified of, or otherwise have knowledge of, any claim being asserted with respect to any such taxes, fees, or other charges which could have a materially adverse effect on the business or financial condition of the Borrower.

         6.7 NO ADVERSE RESTRICTIONS OR DEFAULTS.

         The Borrower is not a party to any agreement or instrument or subject to any court order or judgment, governmental decree, charter, or other corporate restriction which is materially adverse to its ability to conduct its business as currently conducted. The Borrower is not in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party or by which the Borrower or its respective properties may be bound or affected, or under any law, regulation, decree, order, or the like, which is materially adverse to its ability to conduct its business as currently conducted.

         6.8 INVESTMENT COMPANY ACT.

         The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         6.9 AUTHORIZATIONS.

         All authorizations, consents, approvals, and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by the Borrower or for the conduct of business in which the Borrower is engaged, have been duly issued and are in full force and effect, and the Borrower is not in default under any order, decree, ruling, regulation, closing agreement, or other decision or instrument of any governmental commission, bureau, or other administrative agency or public regulatory body having jurisdiction over the Borrower, which default would have a material adverse effect on the Borrower. No approval, consent, or authorization of or filing or registration with any governmental commission, bureau, or other regulatory authority or agency is required with respect to the execution, delivery, or performance of this Agreement or the Related Documents.

         6.10 SUBSIDIARIES AND AFFILIATES.

         As of the date of execution of this Agreement, the Borrower has no Subsidiaries and no Affiliates other than as disclosed in Schedule I hereto. All the capital stock and evidence of the equity rights held by the Borrower or a Subsidiary in each Subsidiary hereafter created or acquired will be owned by the Borrower and/or another Subsidiary, beneficially and of record, free and clear of all Liens.

         6.11 TITLE TO PROPERTIES.

         The Borrower has good and marketable fee title to all real property, and good title to all other property and assets, reflected in the latest balance sheet of the Borrower referred to in Section 6.3 or purported to have been acquired by the Borrower subsequent to such date, except property and assets sold or otherwise disposed of subsequent to such date in the ordinary course of business. All property and assets of any kind of the Borrower are free from any Liens except for Permitted Liens. The Borrower enjoys peaceful and undisturbed possession under all of the leases under which it is operating, none of which contains any unusual provisions that will materially impair or adversely affect the operations of the Borrower. All leases pertaining to real property are valid, subsisting, and in full force and effect and the Borrower has received no notice of default thereunder, and the Borrower has no leases for personal property other than for certain motor vehicles, none of which are in default. The Borrower possesses all patents, patent rights or licenses, trademarks, trademark rights, trade names, trade name rights, and copyrights which are required to conduct its business as now conducted without known conflict with the rights of others.

         6.12 USE OF LOANS.

         The proceeds of the Line of Credit shall be used by the Borrower exclusively for financing working capital and financing Rights to Receive of the Borrower. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loans hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by the Lender the Borrower will furnish to the Lender in connection with the Loans hereunder a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation.

         6.13 ERISA.

         (a) None of the Plans or the trusts created thereunder has engaged in a prohibited transaction which could subject any such Plan or trust to a material tax or penalty on prohibited transactions imposed under Code Section 4975 or ERISA.

         (b) None of the Plans or the trusts created thereunder has been terminated; nor has any such Plan incurred any liability to the Pension Benefit Guaranty Corporation, other than for required insurance premiums which have been paid when due, or incurred any accumulated funding deficiency; nor has there been any reportable event, or other event or condition, which presents a risk of termination of any such Plan by the Pension Benefit Guaranty Corporation.

         (c) The present value of all accrued benefits under the Plans did not, as of the most recent valuation date, exceed the then-current value of the assets of Plans allocable to such accrued benefits.

         (d) The Borrower is not and has not been a party to and does not have any employees who are covered by any multi-employer pension or benefit plan.

         (e) As used in this Section 6.13, the terms "accumulated funding deficiency," "reportable event" and accrued benefits" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Code Section 4975 and ERISA.


                       ARTICLE VII - AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that from the Closing Date and until payment in full of the principal of and interest on the Line Note and the termination in full of the Line of

Credit, unless the Lender shall otherwise consent in writing, the Borrower will, and to the extent that it may from time to time have any Subsidiaries, will cause each of its Subsidiaries to:

         7.1 LOAN PROCEEDS.

         Use the proceeds of the Loans only for the purposes set forth in
Section 6.12 and furnish the Lender with all evidence that it may reasonably require with respect to such use.

         7.2 CORPORATE EXISTENCE.

         Do or cause to be done all things necessary to maintain, preserve, and keep in full force and effect its existence in the jurisdiction of its incorporation, and qualify and remain qualified in each jurisdiction where qualification is necessary or desirable in view of its business operations or the ownership of its properties.

         7.3 MAINTENANCE OF BUSINESS AND PROPERTIES.

         At all times maintain, preserve, and protect all rights, privileges, patents, franchises, and trade names necessary in the conduct of its business and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order, and condition, and from time to time make, or cause to be made, all needful and proper repairs, replacements, betterments, and improvements thereto so that the business carried on in connection therewith may be conducted properly and advantageously at all times.

         7.4 INSURANCE.

         Insure and keep insured in amounts reasonably satisfactory to the Lender, all insurable property owned by it, against loss or damage from such hazards or risks, including fire; insure and keep insured employers' and public liability risks in good and responsible insurance companies of the types and in the amounts reasonably satisfactory to the Lender; maintain such other insurance as may be required by law or as may reasonably be required in writing by the Lender; and upon request of the Lender furnish a certificate setting forth in summary form the nature and extent of the insurance maintained by the Borrower pursuant to this Section 7.4. At such time as the security interests provided for in Section 4.1 have attached to the Collateral as provided therein, Borrower shall cause each insurance policy maintained by the Borrower pursuant to this
Section 7.4 to include a provision that the insurer will provide the Lender with thirty (30) days' notice prior to the termination or expiration of such policy, and shall cause all insurance policies maintained by Borrower covering the Collateral to name the Lender "Loss Payee" and to grant Lender at least thirty
(30) days' notice of intended policy cancellation, non-renewal or material modification.

         7.5 PAYMENT OF INDEBTEDNESS, TAXES, ETC.

         Pay all of its Indebtedness and obligations promptly and in accordance with the terms thereof and comply in all respects with all agreements, indentures, mortgages or documents binding on it; and pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon its property or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a Lien upon such properties or any part thereof; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower or Subsidiary, as the case may be, shall have set aside on its books adequate reserves with respect to any tax, assessment, charge, levy or claim, so contested.

         7.6 COMPLIANCE WITH LAWS.

         Duly observe, conform and comply with all laws, decisions, judgments, rules, regulations, and orders of all governmental authorities relative to the conduct of its business, its properties, and assets, except those being contested in good faith by appropriate proceedings diligently pursued; and obtain, maintain, and keep in full force and effect all governmental licenses, authorizations, consents, and permits necessary to the proper conduct of the business of the Borrower.

         7.7 NOTICE OF DEFAULT.

         Upon the occurrence of any Default or Event of Default which management of the Borrower has knowledge of, promptly furnish written notice thereof to the Lender specifying the nature and period of existence thereof and the action which the Borrower is taking or proposes to take with respect thereto.

         7.8 FINANCIAL STATEMENTS, REPORTS, ETC.

         In the case of the Borrower, furnish to the Lender:

         (a) within ninety (90) days after the end of each fiscal year of the Borrower (being December 31), the audited, consolidated and consolidating balance sheets and statements of income, retained earnings, and cash flows, together with supporting schedules (which shall include, upon the reasonable request of the Lender with respect to matters which it desires to review, the working papers with respect to the Borrower's financial statements) of the Borrower, all in reasonable detail and accompanied by an unqualified opinion thereon by KPMG Peat Marwick or such other firm of independent certified public accountants of recognized standing selected by the Borrower and reasonably acceptable to the Lender;

         (b) as soon as available, but in any event not later than forty-five
(45) days after the end of each of the first three (3) quarterly periods of each fiscal year of Borrower, the management prepared unaudited, consolidated and consolidating financial statements of Borrower, including a balance sheet of Borrower as at the end of such fiscal quarter' related unaudited statements of income, retained earnings, and cash flows, all for the period from the beginning of such fiscal year to the end of such fiscal quarter, setting forth in each case corresponding figures for the like period of the preceding fiscal year; all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved and with prior periods subject to normal year end audit adjustments, and certified by the Chief Financial Officer of Borrower;

         (c) within thirty (30) days after the end of each month, an aging schedule of its Rights to Receive for such month (excluding Securitized Rights to Receive), in reasonable detail and containing such information related to the Rights to Receive (excluding Securitized Rights to Receive) as Lender may request from time to time;

         (d) concurrently with the delivery of the items referred to in clauses
(a) through (c) above, a certificate of the Chief Financial Officer of Borrower stating that, to the best of his knowledge, no condition or event which would constitute a Default or Event of Default has occurred, or if such a condition has occurred, the certificate shall specifically state such condition;

         (e) promptly after the same are sent or otherwise publicly available, copies of all proxy statements, financial statements and reports which Borrower sends to its stockholders, and promptly after the same are filed, copies of all regular, periodic and special reports, (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K), and all registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange; and

         (f) promptly, from time to time, such other information regarding the operations, business, affairs, and financial condition of the Borrower and any of its Subsidiaries as the Lender may reasonably request.

         All financial statements required to be furnished to the Lender under this Section7.8 shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices of the Borrower reflected in its financial statements referred to in
Section 6.3 hereof, or to the extent such treatment has changed, with a reconciliation thereof.

         7.9 VISITATION RIGHTS.

         Permit any authorized representative of the Lender not more than two
(2) times per calendar year, upon reasonable notice to the Borrower and during normal business hours, to examine and copy the records and books of, and visit and inspect the properties of, the Borrower or any of its Subsidiaries, and to discuss the affairs and finances of the Borrower or ] any of its Subsidiaries, with any of their respective officers, directors, and independent public accountants; provided, however, if a Default or Event of Default has occurred, Lender shall be entitled to conduct the number of examinations or inspections it deems necessary in its sole discretion.

         7.10 NOTICE OF LITIGATION AND OTHER PROCEEDINGS.

         Give prompt notice in writing to the Lender of the commencement of (a) all material litigation which, if adversely determined, might have a materially adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole; (b) all other litigation involving a claim against the Borrower or any of its Subsidiaries for Two Hundred Fifty Thousand Dollars ($250,000.00) or more in excess of applicable insurance coverage; and
(c) any citation, order, decree, ruling, or decision issued by, or any denial of any application or petition to, or any proceedings before any governmental commission, bureau, or other administrative agency or public regulatory body against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any Subsidiary, or any lapse, suspension, or other termination or modification of any certification, license, consent, or other authorization of any agency or public regulatory body, or any refusal of any thereof to grant any application therefor or renewal thereof, in connection with the operation of any business conducted by the Borrower or any of its Subsidiaries, which if adversely determined might have a material and adverse effect upon the business or financial condition of the Borrower and its Subsidiaries taken as a whole.

         7.11 ERISA.

         Furnish to the Lender:

         (a) As soon as available and in any event within thirty (30) days after Borrower knows or has reason to know that any Termination Event has occurred, a statement of a senior officer of the Borrower describing the Termination Event and the action which the Borrower proposes to take so that the Termination Event shall not be continuing;

         (b) Promptly after receipt of request therefor by the Lender, copies of each annual report filed by the Borrower or any of its Subsidiaries pursuant to
Section 104 of ERISA with respect to each Plan (including, to the extent required by Section 103 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in said Section 103) and each annual report, if any, required to be filed with respect to each Plan under Section 4065 of ERISA;

         (c) Promptly after receipt thereof by the Borrower or any of its Subsidiaries from the Pension Benefit Guaranty Corporation, copies of each notice received by such party of the Pension Benefit Guaranty Corporation's intention to terminate any Plan or to have a Trustee appointed to administer any Plan; and

         (d) Promptly after such request, any other documents and information relating to any Plan that the Lender may reasonably request from time to time.

         7.12 BOOKS AND RECORDS.

         Keep and maintain full and accurate accounts and records of its operations according to generally accepted accounting principles consistently applied.

         7.13 OPERATING ACCOUNTS.

         At all times Borrower shall maintain its primary depository account with Lender and/or The Chase Manhattan Bank. If Borrower maintains it primary depository account at an institution other than as provided above, such funds must be electronically transferred to Lender daily. Upon the occurrence of an Event of Default, Lender hereby reserves the right to require such depository account to be handled as a cash collateral account under the control of the Lender.

         7.14 AUDITS AND EVALUATIONS.

         KPMG Peat Marwick or such other accountant engaged by the Borrower to prepare its financial statements shall conduct a quarterly review and evaluation, at Borrower's expense, in form acceptable to Lender in its sole discretion, of Borrower's books and records, with respect to the Rights to Receive, and shall provide the results of such review and evaluation to Lender together with the financial statements required by Sections 7.8(a) and 7.8(b).

         7.15 TANGIBLE NET WORTH.

         At all times maintain, in accordance with generally accepted accounting principles consistently applied, a Tangible Net Worth of not less than Eighteen Million Dollars ($18,000,000.00).

         7.16 LIABILITIES TO TANGIBLE NET WORTH.

         At all times maintain, in accordance with generally accepted accounting principles consistently applied, a ratio of Liabilities to Tangible Net Worth not exceeding 1.35:1.0.

         7.17 EARNINGS.

         Borrower shall not suffer a loss in excess of Five Hundred Fifty Thousand Dollars ($550,000.00) for the twelve (12) month period ending September 30, 1997, and shall have retained earnings of not less than Two Hundred Thousand Dollars ($200,000.00) for the six (6) month period ending March 31, 1998, and of not less than Four Hundred Thousand Dollars ($400,000.00) for the twelve (12) month period ending September 30, 1998.

                        ARTICLE VIII - NEGATIVE COVENANTS

         The Borrower covenants and agrees that from the Closing Date and until payment in full of the principal of and interest on the Line Note and the termination in full of the Line of Credit, unless the Lender shall otherwise consent in writing, the Borrower will not, nor will it, to the extent that it may from time to time have any Subsidiaries, permit any Subsidiary to:

         8.1 LIMITATION ON LIENS.

         Create or suffer to exist any Lien upon, or transfer or assignment of, any of its property or revenues or assets now owned or hereafter acquired to secure any Indebtedness or obligations, or enter into any arrangement for the acquisition of any property subject to conditional sale agreements or leases or other title retention agreements; excluding, however, from the operation of this covenant the following permitted liens (the "Permitted Liens"): (a) Liens given to secure purchase money transactions which do not exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate in any fiscal year, unless otherwise consented to by the Lender; (b) deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions, or other social security laws, or to secure statutory obligations; (c) Liens for property taxes, assessments or other governmental charges or taxes due and payable, the validity or amount of which in good faith is being contested or litigated; (d) mechanics', carriers', workmen's, repairmen's, or other like liens arising in the ordinary course of business securing obligations which are not overdue for a period of sixty (60) days or more or which are in good faith being contested or litigated; (e) existing Liens reflected in the financial statements referred to in Section 6.3 hereof, or additional existing Liens listed in Schedule II attached hereto and made a part hereof; (f) Liens granted to the Person financing the acquisition of property, plant or equipment or other property acquired by a Borrower, including Liens related to Capitalized Lease Obligations if (i) limited to the particular assets acquired, (ii) the debt secured by the Lien does not exceed the acquisition cost of a particular asset for which the Lien is grant, (iii) such transaction does not otherwise violate this Agreement, and (iv) the aggregate amount of all Indebtedness secured by Liens permitted under this clause (f) does not exceed $250,000 at any one time outstanding; (g) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are timely commenced (and as to which foreclosure and other enforcement proceedings shall not have been commenced unless fully bonded or otherwise effectively stayed) and as to which appropriate reserves have been established in accordance with generally accepted accounting principles; (h) possessory Liens which (i) occur in the ordinary course of business, (ii) secure normal trade debt which is not yet due and payable, and (iii) do not secure Indebtedness for borrowed money; (i) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights with respect to deposit accounts of the Borrower or any Subsidiary; and (j) easements, rights of way, restrictions, minor defects or irregularities in title and other similar encumbrances on real property which do not materially detract from the value of the property subject therefor or interfere with the ordinary conduct of business of the Borrower and the Subsidiaries.

         8.2 LIMITATION ON INDEBTEDNESS.

         Incur, create, assume, or permit to exist any Indebtedness, except:

         (a) the Line Note and any other Indebtedness of the Borrower to the Lender;

         (b) Existing Indebtedness reflected in the financial statements referred to in Section 6.3 hereof, or additional existing Indebtedness listed in
Schedule II attached hereto and made a part hereof;

         (c) Indebtedness secured by the Liens permitted under Section 8.1 (a),

         (d) Guaranties permitted pursuant to Section 8.3, and

         (e) Investments pursuant to Section 8.7.

         8.3 GUARANTIES.

         Be or become liable in respect of any Guaranty, except for: (i) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (ii) Guaranties by the Borrower of Indebtedness of its Subsidiaries and the shareholders in favor of the Lender or otherwise permitted to the extent the Indebtedness is permitted in Section
8.2 hereof; (iii) performance bonds entered into by the Borrower or its Subsidiaries to secure the obligations of itself or its Subsidiaries; (iv) Guaranties of the Borrower and its Subsidiaries existing as of the date of execution hereof, as shown on Schedule II hereto, and (v) Guaranties by the Borrower of Indebtedness of certain franchisees of Borrower ("Franchisees"), provided that: (a) the aggregate liability of Borrower under all Guaranties by Borrower of Indebtedness of Franchisees does not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00), and (b) the liability of Borrower under any Guaranty by Borrower of Indebtedness of a single Franchisee does not exceed the lesser of One Million Dollars ($1,000,000.00), or fifty percent (50%) of the Rights to Receive derived from such Franchisee.

         8.4 DIVIDENDS.

         With respect to Transmedia Network Inc., declare or pay any dividend or authorize or make any other distribution on any stock of the Borrower, whether now or hereafter outstanding, or make, or permit any Subsidiary to make, any payment on account of the purchase, acquisition, redemption or other retirement of any shares of such stock, provided, however, Borrower may declare annual dividends in an amount not to exceed twenty five percent (25%) of the net income after taxes of the Borrower.

         8.5 MERGERS, CONSOLIDATIONS AND ACQUISITION OF ASSETS.

         Liquidate, dissolve, whether voluntary or involuntarily, merge or consolidate with any corporation, or acquire all or substantially all of the assets of any Person; provided, however, (i) the entities comprising the Borrower shall be permitted to merge or consolidate with each other, (ii) Borrower shall be permitted to enter into a merger or consolidation transaction involving consideration from the Borrower in any form which does not exceed Two Million Dollars ($2,000,000.00), provided such transaction would not otherwise result in a Default under this Agreement, and (iii) Borrower shall be permitted to enter into a merger, consolidation or other business combination transaction involving consideration from the Borrower in any form which does exceed Two Million Dollars ($2,000,000.00) only with the prior approval of Lender in its reasonable discretion.

         8.6 SALE, LEASE. ETC.

         Sell, lease, assign, transfer or otherwise dispose of any of its assets or revenues (other than obsolete or worn-out personal property or personal property or real estate not used or useful in its business) whether now owned or hereafter acquired, other than in the ordinary course of business, including without limitation the stock of any Subsidiary, or sell, assign or discount any of its Accounts Receivable, Rights to Receive (excluding Secured Rights to Receive), or any promissory note held by it, with or without recourse, other than the discount of such notes in the ordinary course of business for collection.

         8.7 INVESTMENTS.

         Make or suffer to exist any Investments, except that this prohibition shall not apply to (i) the purchase of direct obligations of the government of the United States of America, or any agency thereof, or obligations unconditionally guaranteed by the United States of America; (ii) certificates of deposit of any bank organized or licensed to conduct a banking business under the laws of the United States or any State thereof having capital, surplus and undivided profits of not less than One Hundred Million Dollars ($100,000,000.00); (iii) Investments in commercial paper which, at the time of acquisition by the Borrower or any Subsidiary, is accorded the highest rating by Standard & Poor's Corporation, Moody's Investors Services, Inc. or any other nationally recognized credit rating agency of similar standing; (iv) other Investments of the Borrower existing as of the date of execution hereof as shown on Schedule II hereof; (v) Investments in Subsidiaries; (vi) inter-company advances among the entities comprising the Borrower; (vii) guarantees permitted pursuant to Section 8.3; (viii) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers, customers or other debtors or in settlement of delinquent obligations arising in the ordinary course of business; (ix) promissory notes or other debt obligations received in connection with asset dispositions permitted hereunder; and (x) loans and advances permitted pursuant to Section 8.12.

         8.8 TRANSACTIONS WITH AFFILIATES.

         Enter into or be a party to, any transaction or arrangement with any Affiliate (including without limitation the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except the Secured Non-Recourse Debt, transactions or arrangements among entities comprising the Borrower, and transactions or arrangements in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

         8.9 LEASE OBLIGATIONS: SALE AND LEASEBACK.

         Incur or suffer to exist any obligations to pay Rentals which would cause the aggregate amount of all Rentals payable by the Borrower to exceed One Million Dollars ($1,000,000.00) in any fiscal year. The Borrower shall not after the sale of any property or assets owned by the Borrower, lease such property or substantially identical property.

         8.10 PURCHASE OF OWN SHARES.

         Purchase, retire or redeem any shares of its own stock.

         8.11 BUSINESS OPERATIONS.

         Change its name, ownership, control or nature of business.

         8.12 LOANS AND ADVANCES.

         Except as permitted in Section 8.7, make loans or advances to any Persons exceeding (i) One Hundred Thousand Dollars ($100,000.00) to any one Person, or (ii) Five Hundred Thousand Dollars ($500,000.00) in the aggregate to all Persons.


                           ARTICLE IX - ENVIRONMENTAL

         9.1 HAZARDOUS AND TOXIC MATERIALS GENERALLY.

         (a) The Borrower expressly represents to the Lender that to the best of its knowledge (i) except as set forth on Schedule III, there has been no complaint, order, citation, or notice with regard to air emissions, Hazardous Discharges (as hereinafter defined), or other environmental, health, or safety matters affecting any of the premises owned or operated by the Borrower or any of its Subsidiaries (the "Premises") or the businesses therein conducted which have not been fully satisfied and discharged, and (ii) except as set forth in
Schedule III, there has been no spill, discharge, release, or cleanup of any hazardous or toxic waste or substance or any petroleum product or pesticide ("Hazardous Substances") at any of the Premises, including without limitation into or upon any of their respective soils, surface water, ground water or the improvements located thereon (a "Hazardous Discharge"), and, accordingly, such properties are clean of all such wastes and substances. The Borrower expressly covenants and agrees that to the extent the Premises are used for the handling, storage, transportation, or disposal of any Hazardous Substance, it shall (i) implement and maintain a program or system to minimize the likelihood and effect of any Hazardous Discharge, (ii) use its best efforts to ensure that such use will be in accordance with all federal, state and local environmental laws, rules and regulations which apply to the handling, storage, transportation or disposal of any Hazardous Substance, and (iii) obtain any and all necessary permits, licenses and approvals with respect to such use.

         (b) The Borrower agrees to indemnify and hold the Lender harmless from and against any claims, losses, damages, liabilities (including without limitation all foreseeable and unforeseeable consequential damages), penalties, fines, charges, interest, judgments, administrative and judicial proceedings, voluntary or involuntary, remedial actions of any kind, public or private, incurred by the Lender as a result of any past, present, or future use, handling, storage, transportation or disposal of any Hazardous Substance by the Borrower or any other user or operator of any of the Premises, including without limitation all costs and expenses incurred in connection therewith (including without limitation reasonable attorneys' fees and expenses (including those for appellate proceedings and court costs). The foregoing indemnity shall survive the repayment of the Loans and the termination of this Agreement; provided that the Borrower shall not be liable to the Lender for its own gross negligence or willful misconduct, nor shall the Borrower be liable for any claims which are barred by any applicable statute of limitations.

         (c) Upon the Lender's good-faith determination that all or any part of any of the Premises have been used or may in the future be used for the handling, storage, transportation or disposal of any Hazardous Substance and such use may, in the determination of the Lender (i) result in the issuance of a complaint, order, citation, or notice by any governmental or regulatory authority, commission, bureau, or agency or public regulatory body against or affecting the Borrower or any of its Subsidiaries or all or any part of the Premises, (ii) result in the imposition of liability on the part of any Person to take any actions with respect to such use, including without limitation any liability to clean up any Hazardous Discharge, or (iii) otherwise adversely affect the Lender's security interest in the Premises, the Lender may:

                  (i) request that the Borrower, who shall upon said request and at its expense, provide to the Lender a report from a reputable environmental consultant, selected by the Borrower but acceptable to the Lender with respect to such Premises and the nature and effect of the use of any Hazardous Substance thereon, which report shall be provided to the Lender no later than ninety (90) days following the request therefor, or such earlier date upon which the report is actually available from the environmental consultant; provided, if the Borrower shall fail or refuse to engage an environmental consultant acceptable to the Lender to provide such a report within twenty (20) days following the request therefor by the Lender, the Lender may, but shall not be obligated to, obtain such a report from a reputable environmental consultant of the Lender's choice, at the Borrower's expense; and

                  (ii) bring its agents, which shall include reputable environmental consultants, on the Premises to conduct environmental studies and tests, at the Borrower's expense, and based upon such studies and tests, the Lender, if it reasonably determines that the Borrower or any of its Subsidiaries is not in compliance with any federal, state, or local environmental laws, rules, or regulations which apply to the Premises or to any users or operators of any establishments at the Premises, may require the Borrower or its Subsidiary to complete such remedial actions, at the Borrower's or such Subsidiary's expense and within such period as may be required under applicable law, as are necessary to effect complete compliance with federal, state, or local environmental laws, rules, or regulations which apply to the Premises or to any users or operators of any establishments at the Premises; provided, that the Borrower's duty hereunder to undertake remedial actions at the Lender's request shall apply only to (i) a remedial action which the Lender reasonably estimates will cost more than Twenty-Five Thousand Dollars ($25,000.00) to complete or (ii) remedial actions which the Lender reasonably estimates will, together with all other remedial actions necessary to effect complete compliance with federal, state, or local environmental laws, rules, or regulations which apply to the Premises or to any users or operators of any establishments at the Premises, result in an aggregate remedial cost in excess of Fifty Thousand Dollars ($50,000.00); provided further, if the nature of the Environmental Defect (defined as a condition or conditions which would require cleanup or remediation under any laws, rules, or regulations of the United States of America, any state thereof, or any political subdivision thereof) is such that it cannot be cured within the period under applicable law, the remedial action must have been commenced within ninety (90) days of knowledge thereof and diligently and continuously pursued.

In the event that the Borrower shall not accomplish the foregoing within the required periods of time, the Borrower agrees that the Line Note shall, at the discretion of the Lender, become accelerated and immediately due and payable.

         (d) The Borrower hereby agrees to provide to the Lender, promptly upon becoming available, copies of all notices, reports, correspondence and filings made by, or received from, any governmental or regulatory authority, commission, bureau, or agency or public regulatory body and such other information as the Lender may from time to time reasonably request with respect to the use of all or any part of any of the Premises for the handling, storage, transportation, or disposal of any Hazardous Substance; provided, however, the Borrower shall give immediate notice to the Lender of the occurrence of any Hazardous Discharge, which management has knowledge of and reasonably estimates will (i) cost more than Ten Thousand Dollars ($10,000.00) to remediate or (ii) together with all other Hazardous Discharges not previously reported, result in an aggregate remedial cost in excess of Twenty Thousand Dollars ($20,0000.00)

         (e) Before the Lender shall be obligated to make any Loan, the Lender may require that any and all violations of law with respect to the use, handling, storage, transportation, or disposal of any Hazardous Substance be corrected and/or that the Borrower obtain all necessary environmental and other permits if such violations or lack of permits would have a material adverse effect on the business or operations of the Borrower.

         (f) If all or any part of the Premises now or hereafter contain any Environmental Defect or Defects (defined as a condition or conditions which would require cleanup or remediation under any laws, rules, or regulations of the United States of America, any state thereof, or any political subdivision thereof), the Borrower agrees as follows:

                  (i) In the event that the U.S. Environmental Protection Agency, the Florida Department of Environmental Regulation, the County Department of Environmental Resources Management, or any other federal, state, or local government agency (each a "Regulatory Agency") shall serve the Borrower or any of its Subsidiaries with any requests or directives for any cleanup or remediation of any of the Premises or any other property owned by the Borrower or any of its Subsidiaries (the "Other Property"), including any requests or directives to remove or arrange for the removal of any substances, hazardous or otherwise, from any of the Premises or the Other Property, the Borrower agrees that the Line Note shall, at the discretion of the Lender, become accelerated and immediately due and payable in the event that the Borrower shall not accomplish or cause to be accomplished one of the following:

                           (A) complete compliance with the request or directive
                  within the period described in such request or directive, to the satisfaction of the applicable Regulatory Agency; or

                           (B) if the nature of the Environmental Defect is such
                  that it cannot be cured within the period described in clause
                  (A) above, compliance with the request or directive must have been commenced within the period provided therein to the satisfaction of the applicable Regulatory Agency; provided that the Borrower shall thereafter continue to diligently pursue compliance with such request or directive to the satisfaction of the applicable Regulatory Agency; or

                           (C) contest such requests and directives in good
                  faith by appropriate proceedings diligently and continuously pursued so long as such proceedings prevent the sale, forfeiture, or loss of the Premises or the Other Property and the Borrower is not prevented from conducting its normal business operations thereon; provided, however, that the Borrower shall have set aside on its books reserves in amounts at least equal to the estimated cost of any such compliance, which cost shall have been estimated by a reputable environmental consultant selected by the Borrower but acceptable to the Lender.

                  (ii) In the event there shall be filed a Lien against any of the Premises by any Regulatory Agency at any time from and after the Closing Date, the Borrower agrees that it shall cause said Lien to be removed from the Premises within ninety (90) days from the date that the Lien is placed against the Premises or within any shorter period of time required by the Lender in the event that the Regulatory Agency commences steps to cause the sale of the Premises pursuant to the Lien. In the event that the Borrower or its Subsidiary shall not accomplish the foregoing within the required period of time, the Borrower agrees that the Line Note shall, at the discretion of the Lender, become accelerated and immediately due and payable. Notwithstanding the foregoing, the Borrower shall have the right to contest any such Lien as provided in Section 9.1(i)(C).

         (g) Subject to the provisions of this Article IX, the Borrower and its Subsidiaries shall comply with any and all federal, state, or local environmental laws, rules, or regulations which apply to the Premises or to any users or operators of any establishments at the Premises.


                          ARTICLE X - EVENTS OF DEFAULT

         10.1 EVENTS OF DEFAULT.

         If any one of the following "EVENTS OF DEFAULT" shall occur and shall not have been remedied:

         (a) Any representation or warranty made by the Borrower in connection with this Agreement, or any Loan hereunder, or in any certificate or report furnished by the Borrower hereunder shall prove to have been incorrect in any material respect;

         (b) The Borrower shall fail to pay, when due, any principal of or interest on the Line Note, or to pay when due any other sum payable under this Agreement;

         (c) The Borrower shall default in the performance of any agreement, covenant or obligation contained herein not provided for elsewhere in this
Article X, including but not limited to (i) failure by Borrower to conduct its business in accordance with industry standards and in accordance with all local, state and federal laws and regulations governing the conduct of Borrower's business; (ii) the revocation or suspension of any license or permit required to be maintained by Borrower in the conduct of its business; (iii) dissolution of Borrower or failure of the Borrower to maintain its corporate existence; or (iv) any material adverse change shall occur in the business or financial condition of Borrower, and such Event of Default shall remain uncured for a period of fifteen (15) Business Days;

         (d) Final judgment for the payment of money in an amount in excess of One Million Dollars ($1,000,000.00) in excess of applicable insurance coverage shall be rendered against the Borrower, and the same shall remain undischarged for a period of thirty (30) days, during which period execution shall not effectively be stayed;

         (e) The Borrower shall voluntarily terminate operations, or the Borrower shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of the Borrower, or of all or of a substantial part of the assets of the Borrower, (2) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (3) make a general assignment for the benefit of its creditors, (4) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (5) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (6) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (7) take any corporate action for the purpose of effecting any of the foregoing;

         (f) The Borrower shall fail to furnish to the Lender notice of default in accordance with Section 7.7 hereof, within ten (10) days after any such Default or Event of Default becomes known to the President or Chief Financial Officer of the Borrower, whether or not notification to the Borrower is furnished by the Lender, unless such Default or Event of Default shall be cured prior to the expiration of such ten (10) day period;

         (g) Without its application, approval or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of the
Borrower: the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of the Borrower, or of all or any substantial part of the assets of the Borrower, or other like relief in respect of the Borrower, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts unless such proceeding is contested in good faith by the Borrower; and, if the proceeding is being contested in good faith by the Borrower, the same shall continue undismissed, or unstayed and in effect, for any period of sixty (60) consecutive days, or an order for relief against the Borrower shall be entered in any involuntary case under the Bankruptcy Code;

         (h) The Borrower or any of its Subsidiaries shall (1) default in the payment of principal or interest, in an aggregate amount then due of One Million Dollars ($1,000,000.00) or more, on any Indebtedness (other than the Line Note) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (2) default in the observance or performance of any other agreement contained in any Indebtedness referred to in
(1) above or in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due prior to its stated maturity; or (3) default in the observance or performance of any instrument or agreement, which default would have an adverse impact on the business or financial condition of the Borrower; provided, however, that no Event of Default shall occur under this
Article X so long as the Borrower or any of its Subsidiaries shall contest in good faith its obligations under the Indebtedness described in this Article X by appropriate proceedings and the Borrower or Subsidiary, as the case may be, shall have set aside on its books adequate reserves with respect to any amount so contested;

         (i) A Termination Event has occurred; or a trustee shall be appointed to administer any Plan or Plans under Section 4042 of ERISA; or the Pension Benefit Guaranty

         (j) Corporation shall institute proceedings to terminate, or to have a trustee appointed to administer, any Plan or Plans, and the proceeding shall not be dismissed within thirty (30) days; or a voluntary notice of intent to terminate is filed under Section 4041 of ERISA which would, in the opinion of the Lender, have a material adverse effect on the financial condition of the Borrower and its Subsidiaries taken as a whole; or, with respect to any Plan as to which the Borrower or any Subsidiary may have any liability, there shall exist a deficiency in the Plan assets available to satisfy the benefits guaranteeable under ERISA with respect to the Plan which is material to the financial condition of the Borrower and such Subsidiary taken as a whole, and
(1) steps are undertaken to terminate the Plan or (2) the Plan is terminated or
(3) any Reportable Event which presents a material risk of termination with respect to the Plan shall occur;

         (k) The Security Agreement or any other security document in favor of Lender, or any provisions thereof, shall be invalidated or deemed unenforceable; or

         (l) Any default shall occur under any of the Related Documents;

THEREUPON, in the case of any such event the Lender may at its option: (i) immediately terminate the Line of Credit of the Lender hereunder, and/or (ii) immediately declare the principal of, and interest accrued on, the Line Note forthwith due and payable, whereupon the same shall become forthwith due and payable; and the principal of, and interest accrued on, the Line Note shall become immediately due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Line Note to the contrary notwithstanding; and (iii) exercise any and all rights and remedies available to Lender under this Agreement, the Related Documents, the Uniform Commercial Code in effect in the State of Florida or any other document, instrument or agreement executed and delivered in connection with this Agreement, and all rights and remedies available to Lender under any other applicable law.

                           ARTICLE XI - MISCELLANEOUS

         11.1 NO WAIVER. REMEDIES CUMULATIVE.

         No failure on the part of the Lender to exercise and no delay in exercising any right granted hereunder or in the Line Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

         11.2 SURVIVAL OF REPRESENTATIONS.

         All representations and warranties made herein shall survive the making of the Loans hereunder and the delivery of the Line Note.

         11.3 EXPENSES.

         Whether or not any of the Loans herein provided for shall be made, the Borrower agrees to pay on demand all reasonable costs and expenses of the Lender in connection with the preparation, printing, execution, and delivery of this Agreement, the Related Documents, the Line Note and the other instruments and documents to be delivered hereunder and thereunder, including the reasonable fees and out-of-pocket expenses of legal counsel for the Lender, with respect thereto, as well as the reasonable fees and out-of-pocket expenses of legal counsel, independent public accountants and other outside experts retained by the Lender in connection with the enforcement of this Agreement, the Related Documents, the Line Note and the other instruments and documents to be delivered hereunder and thereunder. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Line Note and the other instruments and documents to be delivered hereunder and thereunder, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes. All obligations provided for in this Section 11.3 shall survive any termination of this Agreement.

         11.4 NOTICES.

         Except as otherwise provided for in this Agreement, any notice or other communication hereunder to any party hereto shall be delivered by hand, registered or certified mail, postage prepaid return receipt requested, in the United States mail or overnight delivery by a nationally recognized overnight courier service ("Overnight Courier") and shall be deemed to have been given or made on the third (3rd) Business Day after the deposit thereof in the mail, or shall be deemed to have been given or made on the second (2nd) Business Day after deposit thereof with an Overnight Courier, or when received if delivered by hand, addressed to the party at its address specified next to its signature hereto (or at any other address that the party may hereafter specify to the other parties in writing), except that notices by the Borrower under Section 2.2 hereof shall not be effective until received.

         11.5 CONSTRUCTION.

         This Agreement, the Related Documents, and the Line Note shall be deemed contracts made under the law of the State of Florida and shall be governed by and construed in accordance with the law of said state.

         11.6 SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Lender, and their respective successors and assigns; provided, that the Borrower may not assign any of its rights hereunder without the prior written consent of the Lender. The Lender may, without the consent of the Borrower, or any other Person, assign, negotiate, hypothecate, or grant participations in this Agreement or in any of its rights and security under this Agreement and each of the other documents contemplated to be executed in conjunction herewith; provided, however, the Lender agrees that in the event of all such assignments, negotiations, hypothecations or participations the Lender shall remain as the holder of the majority amount of the Loans, and shall act as the lead lender and administrative agent hereunder and shall not assign its obligations to administer the Loans. The Borrower shall accord full recognition to any such assignment, and all rights and remedies of the Lender in connection with the interest so assigned shall be as fully enforceable by such assignee as they were by the Lender before such assignment. In connection with any proposed assignment, the Lender may disclose to the proposed assignee any information that the Borrower is required to deliver to the Lender pursuant to this Agreement.

         11.7 JURISDICTION, SERVICE OF PROCESS.

         (a) Any suit, action or proceeding against the Borrower with respect to this Agreement or the Related Documents or any judgment entered by any court in respect of any thereof may be brought in the courts of the State of Florida or in the U.S. District Court for the Southern District of Florida as the Lender (in its sole discretion) may elect, and the Borrower hereby accepts the nonexclusive jurisdiction of those courts for the purpose of any suit, action or proceeding.

         (b) In addition, the Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Related Documents or any judgment entered by any court in respect of any thereof brought in Broward County, Florida, and hereby further irrevocably waives any claim that any suit, action or proceeding brought in Broward County, Florida has been brought in an inconvenient forum. The Borrower further agrees that if any such suit, action or proceeding is pending in more than one jurisdiction that the Lender's selection of the forum shall be binding on the Borrower.

         11.8 LIMIT ON INTEREST.

         Anything herein, in the Related Documents, or in the Line Note to the contrary notwithstanding, the obligations of the Borrower under this Agreement, the Related Documents, and the Line Note to the Lender shall be subject to the limitation that payments of interest to the Lender shall not be required to the extent that receipt of any such payment by the Lender would be contrary to provisions of law applicable to the Lender (if any) which limit the maximum rate of interest which may be charged or collected by the Lender; provided, however, that nothing herein shall be construed to limit the Lender to presently existing maximum rates of interest, if an increased interest rate is hereafter permitted by reason of applicable federal or state legislation. If by the terms of this Agreement, the Related Documents or the Line Note the Borrower is at any time required or obligated to pay interest in excess of such maximum rate, the rate of interest payable hereunder and thereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied to and shall be deemed to have been payments in reduction of the principal balance of this Agreement and the Line Note.

         11.9 PAYMENT ON OTHER THAN BUSINESS DAY.

         Except as otherwise provided for in this Agreement, should any payment required by this Agreement become due and payable other than on a Business Day, the maturity thereof shall be the immediately following Business Day.

         11.10 NET PAYMENTS.

         All payments by the Borrower under this Agreement and the Line Note shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all payments, after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof (collectively, the "Taxes"), shall not be less than the amounts otherwise specified to be paid under this Agreement and the Line Note. Notwithstanding anything to the contrary contained in this
Section 11.10, the Borrower shall not be liable for the payment of any tax on or measured by net income imposed on the Lender pursuant to the income tax laws of the United States or any of the United States or any political subdivision thereof. The Borrower shall pay all Taxes when due (and indemnify the Lender against any liability therefor) and shall promptly (and in any event not later than 30 days thereafter) furnish to the Lender any certificates, receipts and other documents which may be required (in the judgment of the Lender) to establish any tax credit to which the Lender may be entitled. The obligations of the Borrower under this Section 11.10 shall survive the termination of this Agreement and the repayment of the Loan, but such obligations shall terminate as to any claim or liability for Taxes for which the Borrower is responsible pursuant to this Section 11.10 on the same date that any such claim or liability for Taxes is barred by any applicable statute of limitations.

         11.11 ADDITIONAL COSTS.

         If at any time after the date hereof, and from time to time, the Lender determines that the adoption or modification of any applicable law, rule or regulation regarding taxation, the Lender's required levels of reserves, deposits, deposit insurance or capital (including any allocations of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation, administration or compliance of the Lender with any of such requirements, has or would have the effect of (i) increasing the Lender's costs relating to the Line of Credit; and (ii) reducing the yield or rate of return of the Lender on the Line of Credit to a level below that which the Lender could have achieved but for the adoption or modification of any such requirements, Borrower shall, within fifteen (15) days of any request by the Lender pay to the Lender such additional amounts as (in either the Lender's reasonable judgment, after good faith and reasonable computation, the written explanation of which shall be presented to Borrower for review) will compensate the Lender for such increase in costs which results in reduction in yield or rate of return of the Lender calculated prospectively from the date of notice by the Lender to Borrower. No failure of either the Lender to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of the Lender's right to demand payment of such amounts at any subsequent time. Nothing herein contained shall be construed or so operate as to require Borrower to pay any interest, fees, costs or charges greater than is permitted by Applicable law.

         11.12 INDEMNIFICATION OF LENDER.

         Borrower hereby indemnifies and holds harmless, releases and forever discharges Lender, its agents, servants, employees, officers, directors, affiliates, attorneys, successors and assigns from all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever which may exist as of the date hereof or arise hereafter or which may be presently known or unknown and which may be of any nature and extent whatsoever which may be brought by third parties on account of or in any way directly or indirectly related to touching, concerning, arising out of, or founded upon this Agreement, the Related Documents and any agreement, document or instrument executed or to be executed in conjunction therewith or in connection with any and all transactions contemplated thereby. This indemnity and release on the part of the Borrower is contractual and not merely a recital.

         11.13 COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

         11.14 HEADINGS.

         The headings and the Table of Contents of this Agreement are for convenience only and are not to affect the construction of or to be taken into account in interpreting the substance of this Agreement.

         11.15 SEVERABILITY.

         In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         11.16 COURSE OF DEALING; AMENDMENT; SUPPLEMENTAL AGREEMENTS.

         No course of dealing between the Lender and the Borrower shall be effective to amend, modify or change any provision of this Agreement. This Agreement may not be amended, modified or changed in any respect except by an agreement in writing signed by the Lender and the Borrower. The Lender and the Borrower may, subject to the provisions of this Section 11.16, from time to time, enter into written agreements supplemental hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights and obligations of the Lender and the Borrower hereunder. Any such supplemental agreement in writing shall be binding upon the Lender and the Borrower.

         11.17 Direct Debit.

         The Borrower acknowledges and agrees that the payment of interest and the Unused Fee hereunder may be deducted, charged, or debited directly by the Lender from the Borrower's master demand deposit account maintained by the Borrower with the Lender.

         11.18 RIGHT OF SET-OFF.

         Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, professional or final) at any time held and any other indebtedness owing by the Lender to or for the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or the Line Note, or any other instrument executed in connection with this Agreement or the Line Note or constituting security therefor, irrespective of whether or not the Lender shall have made demand under this Agreement or the Line Note and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.

The rights of the Lender under this Section 11.18 are in addition to other rights and remedies (including without limitation other rights of set-off) which the Lender may have.

         11.19 WAIVER OF JURY TRIAL.

         THE LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT AND MAKING ANY LOAN, ADVANCE OR OTHER EXTENSION OF CREDIT TO THE BORROWER.

                      (SIGNATURES APPEAR ON FOLLOWING PAGE)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                    [BORROWER]:

                              TRANSMEDIA NETWORK INC., a Delaware
                              corporation


                               By: /s/ STEPHEN E. LERCH
                                  -----------------------------------
                                  Stephen E. Lerch, Executive Vice President

                                         (Corporate Seal)

                               11900 Biscayne Boulevard
                               Miami, Florida 33181-9915
                               ATTN: Stephen E. Lerch, Vice President



                               TRANSMEDIA RESTAURANT COMPANY
                               INC., a Delaware corporation


                               By: /s/ STEPHEN E. LERCH
                                  -----------------------------------
                                  Stephen e. Lerch, Vice President

                                         (Corporate Seal)

                               11900 Biscayne Boulevard
                               Miami, Florida 33181-9915
                               ATTN: Stephen E. Lerch, Vice President



                              TMNI INTERNATIONAL INCORPORATED,
                              a Delaware corporation


                               By: /s/ STEPHEN E. LERCH
                                  -----------------------------------
                                  Stephen E. Lerch, Vice President

                                         (Corporate Seal)

                               11900 Biscayne Boulevard
                               Miami, Florida 33181-9915
                               ATTN: Stephen E. Lerch, Vice President

                              TRANSMEDIA SERVICE COMPANY INC., a
                               Delaware corporation


                              By: /s/ STEPHEN E. LERCH
                                 -----------------------------------
                                 Stephen E. Lerch, Vice President

                                        (Corporate Seal)

                              11900 Biscayne Boulevard
                              Miami, Florida 33181-9915
                              ATTN: Stephen E. Lerch, Vice President



                              [LENDER]:

                              COMERICA BANK

                              By: /s/ SHERYL METCALFE
                                 -----------------------------------
                                 Sheryl Metcalfe, Vice President

                              100 N.E. 3rd Avenue
                              Fort Lauderdale, Florida 33301
                              Attn: Sheryl Metcalfe, Vice President



STATE OF NEW YORK )
                  )SS:
COUNTY OF NEW YORK)

         The foregoing instrument was acknowledged before me this 27 day of October, 1997 by Stephen E. Lerch, as Executive Vice President of TRANSMEDIA NETWORK INC., a Delaware corporation, who is personally known to me or who has produced ______________ as identification.

                                      /s/ MARY A. FOWLER
                                      -----------------------------------
                                      NOTARY PUBLIC
                                      Print Name:
                                                 ------------------------
                                      Serial No.:
                                                 ------------------------
My Commission Expires:


                                                         MARY A. FOWLER
                                                Notary Public, State of New York
                                                          No. 244528399
                                                  Qualified  in Kings County
                                                  Term Expires Oct. 17, 1998

STATE OF NEW YORK )
                  )SS:
COUNTY OF NEW YORK)

         The foregoing instrument was acknowledged before me this 27 day of October, 1997, by Stephen E. Lerch, as Vice President of TRANSMEDIA RESTAURANT COMPANY INC., a Delaware corporation, who is personally known to me or who has produced ______________ as identification.


                                      /s/ MARY A. FOWLER
                                      -----------------------------------
                                      NOTARY PUBLIC
                                      Print Name:
                                                 ------------------------
                                      Serial No.:
                                                 ------------------------
My Commission Expires:


STATE OF NEW YORK )                                      MARY A. FOWLER
                  )SS                           Notary Public, State of New York
COUNTY OF NEW YORK)                                      No. 244528399
                                                  Qualified  in Kings County
                                                  Term Expires Oct. 17, 1998

         The foregoing instrument was acknowledged before me this 27 day of October, 1997, by Stephen E. Lerch, as Vice President of TMNI INTERNATIONAL INCORPORATED, a Delaware corporation, who is personally known to me or who has produced _____________ as identification.

                                      /s/ MARY A. FOWLER
                                      -----------------------------------
                                      NOTARY PUBLIC
                                      Print Name:
                                                 ------------------------
                                      Serial No.:
                                                 ------------------------
My Commission Expires:


                                                         MARY A. FOWLER
                                                Notary Public, State of New York
                                                          No. 244528399
                                                  Qualified  in Kings County
                                                  Term Expires Oct. 17, 1998

STATE OF NEW YORK )
                  )SS:
COUNTY OF NEW YORK)

         The foregoing instrument was acknowledged before me this 27 day of October, 1997, by Stephen E. Lerch, as Vice President of TRANSMEDIA SERVICE COMPANY INC., a Delaware corporation, who is personally known to me or who has produced as identification.

                                      /s/ MARY A. FOWLER
                                      -----------------------------------
                                      NOTARY PUBLIC
                                      Print Name:
                                                 ------------------------
                                      Serial No.:
                                                 ------------------------
My Commission Expires:


                                                         MARY A. FOWLER
                                                Notary Public, State of New York
                                                          No. 244528399
                                                  Qualified  in Kings County
                                                  Term Expires Oct. 17, 1998

STATE OF GEORGIA)
                ) SS:
COUNTY OF COBB  )


         The foregoing instrument was acknowledged before me this 4 day of November, 1997, by Sheryl Metcalfe, as Vice President of COMERICA BANK, who is personally known to me or who has produced Florida Dr. License as identification.

                                      /s/ MARGARET DUNN
                                      -----------------------------------
                                      NOTARY PUBLIC
                                      Print Name: Margaret Dunn
                                                 ------------------------
                                      Serial No.:
                                                 ------------------------



Notary Public, Cobb County, Georgia
My Commission Expires June 23, 2000

                               SCHEDULE/EXHIBIT LIST
                                         TO
                                  CREDIT AGREEMENT



Schedule I  -  Subsidiaries, Affiliates

Schedule II -  Additional Existing Liens, Permitted Liens, Additional Existing
               Indebtedness, Existing Guaranties, Materially Adverse and Contingent Liabilities, Investments

Schedule III - Environmental Matters





-------------------------------------------------------------------------------


Exhibit A - Form Contract

Exhibit B - Form of Closing Document List

Exhibit C - Form of Notice and Manner of Borrowing

Exhibit D - Form of Line Note

Exhibit E - Form of Borrowing Base Certificate

                                   SCHEDULE I
                                       TO
                                CREDIT AGREEMENT
                                ----------------





                                  SUBSIDIARIES
                                  ------------

                       Transmedia Restaurant Company Inc.
                         Transmedia Service Company Inc.
                             TMNI International Inc.






                                   AFFILIATES
                                   ----------

                               TNI Funding I; Inc.
                              TNI Funding, LLC (1%)

                                   SCHEDULE 11
                                       TO
                                CREDIT AGREEMENT
                                ----------------


                            ADDITIONAL EXISTING LIENS
                            -------------------------

                                      None.



                                 PERMITTED LIENS
                                 ---------------

                                      None.


                        ADDITIONAL EXISTING INDEBTEDNESS
                        --------------------------------

                                      None


                               EXISTING GUARANTIES
                               -------------------

            Guarantee of Franchise Rights-to-Receive - maximum of 50%
      collateralized by the rights-to-receive; upon any default, the entire franchise reverts to Transmedia.

                        /bullet/ Potomac Dining $500,000
                        /bullet/ Texas          $500,000


                  MATERIALLY ADVERSE AND CONTINGENT LIABILITIES
                  ---------------------------------------------

                                      None.


                                   INVESTMENTS
                                   -----------

                                  See Attached.

                                                                      Attachment
                                                                  to Schedule II
                                                               other Investments


                       TRANSMEDIA NETWORK & SUBSIDIARIES
                   ACCUMULATED UNREALIZED GAIN ON INVESTMENT
                                   9/30/1997


          TRANSMEDIA NETWORK INC.
                    WESTERN TRANSMEDIA
                    150,000 shares @ 2.25                            337,500
                    60,000 shares @ 2.25            135,000
                    60,000 share @ 3.00 (cost)*    -180,000          -45,000
                                                 ----------

          TRANSMEDIA SERVICE COMPANY INC.
                   WESTERN TRANSMEDIA
                   35,000 shares @ 2.25              78,750
                   35,000 shares @ 2.8751 (cost)*  -100,000          -21,250
                                                 ----------

          TMN INTERNATIONAL INC.
                TRANSMEDIA EUROPE
                496,284 shares @ 1.406                               697,775
                TRANSMEDIA ASIA
                590,790 shares @ 1.25                                738,488
                                                                  ----------
                                                                   1,707,513
                                                                  ==========

            * -o- basis originally


                                          9/30/97       6/30/97        CHANGE
                                        -------------------------------------

   Securities Available for Sale         1,707,513     1,067,897      639,616
   Deferred Income Taxes                   648,855       405,801      243,054
                                        -------------------------------------
                  Unrealized Gain        1,058,658       662,096      396,562
                                        =====================================



                                     TOTAL    TM NETWORK  TM SERVICE   TMNI INT.
                                     -----    ----------  ----------   ---------

   Securities Available for Sale  1,987,513    472,500      78,750    1,436,263
   Deferred Income Taxes            648,855    111,150      -8,075      545,780
                                  ----------------------------------------------
   Unrealized Gain                1,338,658    361,350      86,825      890 483
                                  ==============================================

  effective tax rate is 38 0%

                                  SCHEDULE III
                                       TO
                                CREDIT AGREEMENT
                                ----------------



                              ENVIRONMENTAL MATTERS
                              ---------------------

                                      NONE

                                    EXHIBIT A

                                FORM OF CONTRACT

                                   EXHIBIT "A"



                               For all companies:

                       11900 Biscayne Boulevard, Suite 460
                              North Miami, FL 33181



                     For Transmedia Restaurant Company, Inc.

                              75O Lexington Avenue
                               New York, NY 10022

                                    EXHIBIT B

                       FORM OF CLOSING DOCUMENT CHECKLIST

                                    LINE NOTE


$10,000,000.00                                          _____________, ________
                                                        As of November __, 1997

         FOR VALUE RECEIVED, the undersigned TRANSMEDIA NETWORK INC., a Delaware corporation, TRANSMEDIA RESTAURANT COMPANY INC., a Delaware corporation, TMNI INTERNATIONAL INCORPORATED, a Delaware corporation, and TRANSMEDIA SERVICE COMPANY INC., a Delaware corporation, jointly and severally, collectively and individually, hereinafter called "MAKER", promises to pay to the order of COMERICA BANK, hereinafter called "BANK", or its successors or assigns, at its office at 100 N.E. Third Avenue, Suite 200, Ft. Lauderdale, Florida 33301, or at such other addresses as BANK or any subsequent holder of this Note may designate in writing from time to time, in the manner hereinafter set forth, in immediately available local, collected funds, the principal sum of TEN MILLION DOLLARS ($10,000,000.00), or so much thereof as may be outstanding from time to time, together with interest thereon from the dates of funding until repayment in full pursuant to the terms and conditions of the Agreement (as defined below). All interest shall be computed on a daily basis and calculated on the basis of a three hundred sixty (360) day year.

         This Note constitutes the "Line Note" described in that certain Credit Agreement dated of even date herewith, as modified, amended, extended or renewed from time to time (the "Agreement") by and between BANK and MAKER, and the principal and interest due hereunder shall be payable in accordance with those terms and provisions of the -Agreement which are applicable to the Note including, but not limited to, the provisions relating to the rate of interest to be charged hereunder, the due dates for payment of interest and the repayment of principal. This Note shall be deemed to evidence the principal amount actually outstanding under the Line of Credit (defined in the Agreement), even though the face amount of this Note may be in excess of such principal amount outstanding from time to time. Until the Line of Credit Maturity Date (defined in the Agreement), provided no Event of Default (as defined in the Agreement) exists under the Agreement, MAKER may borrow, repay and reborrow from time to time hereunder, subject to the terms and conditions of the Agreement.

         This Note is subject to all terms and provisions of the Agreement, which are hereby incorporated by this reference as though set forth in full herein, and any Event of Default under the Agreement shall constitute a default under this Note. In the event of any conflict or inconsistency between the terms and provisions of this Note and those of the Agreement, the Agreement shall in all respects govern and control. This Note is secured by the Collateral described in the Agreement.

         In the event of any Event of Default under the Agreement, including a failure to make any payment of principal or interest due hereunder on the due date thereof, BANK may, at its option, accelerate maturity, and the unpaid principal balance hereof and all unpaid accrued interest shall thereupon immediately become due and payable without presentment, demand, notice or protest, and BANK shall have the right to set off against this Note all money owed by BANK in any capacity to

MAKER and to set off against all other liabilities of MAKER to BANK, all money owed by BANK in any capacity to MAKER Failure to exercise this option with respect to any failure or breach shall not constitute a waiver ofthe right as to any subsequent failure or breach.

         If more than one person or entity executes this Note as MAKER, all of such parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. MAKER, as well as any and all endorsers, guarantors, sureties and all other parties liable for the payment of any sum or sums due or to become due under the terms of this Note, waive presentment, protest and demand, and notice of protest, demand and dishonor, and nonpayment of this Nose, and consent that the holder hereof shell have the right, without notice, to deal in any way at any time with any party hereto, or to grant any extension or extensions of time for payment of any of said indebtedness or any other indulgences or forbearances whatsoever, or to release any of the security for this Note or any of the guarantors of this Note without in any way affecting the liability of any other party for the payment of this Note.

         MAKER further agrees to pay all costs of collection, including reasonable attorneys' fees (inclusive of any bankruptcy or appellate proceedings), in case the principal of this Note or any interest thereon is not paid when due, whether suit be brought or not.

         No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or any other right under this Note, nor shall any waiver on one occasion be construed as a bar to or waiver of any such right on any future occasion. No waiver under or modification of this Note shall be effective unless in writing and signed by the holder of this Note.

         Interest hereunder shall be charged only on the sums advanced from the date of advance to the date of repayment. MAKER does not intend or expect to pay, nor does BANK intend or expect to charge, accept or collect any interest which when added to any commitment fee or any other charge upon the principal, shall be in excess of the highest lawful rate allowable under the laws of the State of Florida or the United States of America, whichever is higher or unlimited. Should acceleration, prepayment or any other charges upon the principal or any portion thereof result in the computation or earning of interest in excess of the highest lawful rate allowable under the laws of the State of Florida or the United States of America, whichever is higher or unlimited, then any and all such excess is hereby waived and shall be applied against the remaining principal balance, if any, and thereafter refunded to MAKER.

         Except as otherwise specifically provided with respect to the maximum rate of interest hereunder, this Note shall be governed as to validity, interpretation, construction, effect and all other respects by the laws and decisions of the State of Florida.

         The undersigned hereby waives any plea of jurisdiction or venue as not having a place of business in Broward County, Florida, and hereby specifically authorizes any action brought upon the enforcement of this Note by BANK to be instituted and prosecuted in either the Circuit Court of Broward County, Florida, or in the United States District Court for the Southern District of Florida, at the election of BANK.

         All payments made hereunder shall be credited first to accrued interest and then to principal; however, in the event of any default hereunder, BANK may, in its sole discretion, and in such order as it may choose, apply any payment to interest, principal, and/or lawful charges and expenses then accrued.

         From and after the date of an Event of Default, the principal balance under this Note shall bear interest, from such date until paid, at a rate per annum not to exceed the Default Rate, as defined in the Agreement. If any payment is not made within ten (10) days after its due date, BANK shall charge, and MAKER shall pay, BANK's standard late fee [currently five percent (5%)] upon the payment which is past due. MAKER agrees that said charge is a fair and reasonable charge for the late payment and shall not be deemed a penalty. If the Default Rate is in effect, the amount of any late fee paid or charged by BANK shall be deducted from the amount of interest accrued at the Default Rate.

         This Note is binding upon MAKER and its successors and assigns.

              BANK, BY ITS ACCEPTANCE HEREOF, AND MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT, DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO AND/OR TO THE AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK ACCEPTING THIS NOTE FROM MAKER AND FOR BANK ENTERING INTO THE AGREEMENT.

                                TRANSMEDIA NETWORK INC., a Delaware
                                 corporation

                                By:
                                   -----------------------------------------
                                   Stephen E. Lerch, Executive Vice President

                                              (Corporate Seal)

                               TRANSMEDIA RESTAURANT COMPANY
                               INC., a Delaware corporation


                               By: /s/ STEPHEN E. LERCH
                                  -----------------------------------
                                  Stephen e. Lerch, Vice President

                                         (Corporate Seal)

                               11900 Biscayne Boulevard
                               Miami, Florida 33181-9915
                               ATTN: Stephen E. Lerch, Vice President



                              TMNI INTERNATIONAL INCORPORATED,
                              a Delaware corporation


                               By: /s/ STEPHEN E. LERCH
                                  -----------------------------------
                                  Stephen E. Lerch, Vice President

                                         (Corporate Seal)

                               11900 Biscayne Boulevard
                               Miami, Florida 33181-9915
                               ATTN: Stephen E. Lerch, Vice President

                              TRANSMEDIA SERVICE COMPANY INC., a
                               Delaware corporation


                              By: /s/ STEPHEN E. LERCH
                                 -----------------------------------
                                 Stephen E. Lerch, Vice President

                                        (Corporate Seal)

                              11900 Biscayne Boulevard
                              Miami, Florida 33181-9915
                              ATTN: Stephen E. Lerch, Vice President

STATE OF __________ )
                    )SS:
COUNTY OF _________ )

         The foregoing instrument was acknowledged before me this __ day of October, 1997, by Stephen E. Lerch, as Executive Vice President of TRANSMEDIA NETWORK INC., a Delaware corporation, who is personally known to me or who has produced ____________ as identification.


My Commission Expires:
                                      -----------------------------------
                                      NOTARY PUBLIC
                                      Print Name:
                                                 ------------------------
                                      Serial No.:
                                                 ------------------------

STATE OF __________ )
                    )SS:
COUNTY OF _________ )

         The foregoing instrument was acknowledged before me this __ day of October, 1997, by Stephen E. Lerch, as Vice President of TRANSMEDIA RESTAURANT COMPANY INC., a Delaware corporation, who is personally known to me or who has produced ____________ as identification.


My Commission Expires:
                                      -----------------------------------
                                      NOTARY PUBLIC
                                      Print Name:
                                                 ------------------------
                                      Serial No.:
                                                 ------------------------



STATE OF __________ )
                    )SS:
COUNTY OF _________ )

         The foregoing instrument was acknowledged before me this __ day of October, 1997, by Stephen E. Lerch, as Vice President of TMNI INTERNATIONAL INCORPORATED, a Delaware corporation, who is personally known to me or who has produced ____________ as identification.


My Commission Expires:
                                      -----------------------------------
                                      NOTARY PUBLIC
                                      Print Name:
                                                 ------------------------
                                      Serial No.:
                                                 ------------------------

STATE OF __________ )
                    )SS:
COUNTY OF _________ )

         The foregoing instrument was acknowledged before me this __ day of October, 1997, by Stephen E. Lerch, as Vice President of TRANSMEDIA SERVICE COMPANY INC., a Delaware corporation, who is personally known to me or who has produced ____________ as identification.


My Commission Expires:
                                      -----------------------------------
                                      NOTARY PUBLIC
                                      Print Name:
                                                 ------------------------
                                      Serial No.:
                                                 ------------------------

                                    EXHIBIT E

                       FORM OF BORROWING BASE CERTIFICATE

REPORT OF BORROWING BASE CERTIFICATE                             EXHIBIT " "
                                                                 PAGE 1 OF 2
Comerica Bank
Commerical Lending Services
P.O. Box 7500
Detroit, Michigan 48275-3012

--------------------------------------------------------------------------------
BORROWING BASE AVAILABILITY

1. Total Rights to Receive as                                    $
--------------------------------------------------------------------------------
2. less: Ineligible Accounts (per ineligibie summery)            $
--------------------------------------------------------------------------------
3. Total Eligible Rights to Receive less than 240 days           $
--------------------------------------------------------------------------------
4. Total Eligible Rights to Receive 240-365 days                 $
--------------------------------------------------------------------------------

5. Advance Percent 80% Times line 3                              $
--------------------------------------------------------------------------------
6. Advance Percent 70% Times line 4                              $
--------------------------------------------------------------------------------

7. Total Borrowing Base Availablity (line 5 plus 6)                $
--------------------------------------------------------------------------------

LOAN SUMMARY

8. Current Loan Balance                                          $
--------------------------------------------------------------------------------

9. Net Availability/ (shortfall) (line 8 minus line 7)           $
--------------------------------------------------------------------------------

9. % of availability provided by rights to receive
   240-365 days. (line 4 divided by line 7)
   not to exceed 60%                                             __________%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
We submit the following information in connection with the Credit Agreement executed by the undersigned in favor of Comerica Bank. The undersigned warrants that its total obligations to the Bank under the terms of the agreement does not exceed the loan to borrowing base limits as defined in the Agreement. The undersigned warrants the accuracy and completeness of this report and acknowledges that the Bank is relying thereon. Transmedia Network Inc. and its subsidiaries by:
   ---------------------------------------------------------
                                      title          date

MONTH END AGING AND INELIGIBLE SUMMARY                 EXHIBIT " "
                                                       PAGE 2 OF 2
AGING METHOD BASED ON CONTRACT DATE

--------------------------------------------------------------------------------
                        GROSS RIGHTS TO RECEIVE BREAKDOWN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           0-90      91-180   181-240   241-365    366-395    OVER 365
--------
TOTAL       DAY       DAYS      DAYS      DAYS       DAYS       DAYS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
$         $         $         $         $         $         $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
100%              %        %          %         %        %           %
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           INELIGIBLE BREAKDOWN
--------------------------------------------------------------------------------
LIST TOTAL FOR EACH CATEGORY. ITEMIZE ANY INELIGIBLE ACCOUNTS OVER 350,000.
BELOW.

OVER 365 DAYS           $
--------------------------------------
AFFILIATES              $
--------------------------------------
OTHER (SPECIFY)         $
--------------------------------------

--------------------------------------
INELIGIBLE TOTAL        $
--------------------------------------


------------------------------------------------------------
FOR ITEMIZING ONLY
------------------------------------------------------------

------------------------------------------------------------
CATEGORY           CATEGORY            CATEGORY

------------------------------------------------------------
1                  1                   1
------------------------------------------------------------
2                  2                   2
------------------------------------------------------------
3                  3                   3
------------------------------------------------------------
4                  4                   4
------------------------------------------------------------
5                  5                   5
------------------------------------------------------------
6                  6                   6
------------------------------------------------------------
7                  7                   7
------------------------------------------------------------
8                  8                   8
------------------------------------------------------------
9                  9                   9
------------------------------------------------------------
10                 10                  10
------------------------------------------------------------
TOTAL              TOTAL               TOTAL
------------------------------------------------------------

The undersigned warrants that this information is correct and may be relied upon as a basis for advancing any credit to us.

TRANSMEDIA NETWORK INC & SUBSIDIARIES

by
  ---------------------------------------
                 title      date